Exhibit 4.9

EXECUTION VERSION

UPJOHN FINANCE B.V.

€750,000,000 0.816% Senior Notes Due 2022

€750,000,000 1.023% Senior Notes Due 2024

€850,000,000 1.362% Senior Notes Due 2027

€1,250,000,000 1.908% Senior Notes Due 2032

INDENTURE

Dated as of June 23, 2020

CITIBANK, N.A., LONDON BRANCH

as Trustee

i

v

EXHIBITS

Exhibit A-1	FORM OF 0.816% SENIOR NOTES DUE 2022

Exhibit A-2	FORM OF 1.023% SENIOR NOTES DUE 2024

Exhibit A-3	FORM OF 1.362% SENIOR NOTES DUE 2027

Exhibit A-4	FORM OF 1.908% SENIOR NOTES DUE 2032

Exhibit B	FORM OF LEGEND AND ASSIGNMENT FOR REGULATION S NOTE

Exhibit C	FORM OF LEGEND FOR GLOBAL NOTE

Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

Exhibit E	FORM OF NOTATION OF GUARANTEE

Exhibit F	FORM OF MYLAN GUARANTORS SUPPLEMENTAL INDENTURE

Exhibit G	FORM OF ADDITIONAL GUARANTORS SUPPLEMENTAL INDENTURE

INDENTURE, dated as of June 23, 2020, between Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, as issuer, Upjohn Inc., a Delaware corporation, as guarantor, and Citibank, N.A., London Branch, as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“2022 Notes” means the Initial 2022 Notes and the Additional 2022 Notes, if any, issued by the Issuer pursuant to this Indenture.

“2024 Notes” means the Initial 2024 Notes and the Additional 2024 Notes, if any, issued by the Issuer pursuant to this Indenture.

“2027 Notes” means the Initial 2027 Notes and the Additional 2027 Notes, if any, issued by the Issuer pursuant to this Indenture.

“2032 Notes” means the Initial 2032 Notes and the Additional 2032 Notes, if any, issued by the Issuer pursuant to this Indenture.

“Additional Guarantors Supplemental Indenture” means a supplemental indenture substantially in the form attached as Exhibit G hereto.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person (other than Newco or any Subsidiary of Newco) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Newco or any of its Subsidiaries solely by reason of such Investment.

“Agent” means any Registrar, co-registrar or Paying Agent.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Applicable Par Call Date” means,

(1) with respect to the 2024 Notes, the date that is 1 month prior to the maturity date for the 2024 Notes,

(2) with respect to the 2027 Notes, the date that is 2 months prior to the maturity date for the 2027 Notes, and

(3) with respect to the 2032 Notes, the date that is 3 months prior to the maturity date for the 2032 Notes.

“Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations.”

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law, the Netherlands Bankruptcy Act (Faillissementswet) or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Below Investment Grade Rating Event” means, with respect to the Notes of a series, the rating on such series of Notes is lowered in respect of a Change of Control and such series of Notes is rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Issuer shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means (i) the board of directors of Newco or any duly authorized committee thereof or (ii) the board of directors (bestuur) of the Issuer or any duly authorized committee thereof.

“Bund Rate” means, as of any Redemption Date, the rate per annum equal to the equivalent yield to maturity as of such Redemption Date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 29, 2019, among Pfizer, Newco, Mylan N.V. and certain of their affiliates, as amended on May 29, 2020, and as further amended, restated or modified from time to time.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a (a) day on which banking institutions in the place of payment for a series of Notes are authorized or obligated by law or executive order to close; or (b) day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is closed.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Payment to Pfizer” means the cash payment by Newco of $12 billion to Pfizer as partial consideration for Pfizer’s contribution of the Upjohn Business to Newco.

“Change of Control” means the occurrence of any of the following events following the consummation of the Combination:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of Newco (other than a Wholly Owned Subsidiary);

(2) Newco consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than a Wholly Owned Subsidiary), or any Person consolidates with or merges with or into Newco, in any such event pursuant to a transaction in which the outstanding Voting Stock of Newco is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(a) the outstanding Voting Stock of Newco is changed into or exchanged for Voting Stock of the surviving corporation, and

(b) the holders of the Voting Stock of Newco immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of Newco, or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction, or

(3) Newco is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Section 5.01;

For the avoidance of doubt, none of the RMT Transactions shall constitute a Change of Control.

“Change of Control Repurchase Event” means, with respect to a series of Notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event with respect to such series of Notes.

“Clearstream” means Clearstream Banking S.A.

“Combination” means the combination of the Upjohn Business and Mylan N.V. pursuant to the Business Combination Agreement.

“Combination Termination Event” has the meaning set forth in Section 3.08(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Common Safekeeper” means, with respect to the Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, Euroclear Bank SA/NV or Clearstream Banking S.A. or another Person designated as Common Safekeeper by Euroclear Bank SA/NV or Clearstream Banking S.A.

“Common Service Provider” means, with respect to the Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, initially, Citibank Europe plc at 1 North Wall Quay, Dublin, Ireland and any subsequent Person appointed by ICSDs to service such Notes.

“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such Redemption Date to the remaining term of the Notes being redeemed (assuming that such Notes matured on the Applicable Par Call Date applicable thereto) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes of the applicable series and of a maturity most nearly equal to the remaining term of the Notes of such series (assuming such Notes matured on the Applicable Par Call Date applicable thereto); provided, however, that, if the period from such Redemption Date to the remaining term of the Notes of such series (assuming that such Notes matured on the Applicable Par Call Date applicable thereto) is less than one year, a fixed maturity of one year shall be used.

“Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all Reference German Bund Dealer Quotations for the Redemption Date so obtained.

“Consolidated Net Tangible Assets” means, with respect to Newco, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of Newco and its Subsidiaries.

“Contribution” means the contribution of the Upjohn Business to Newco pursuant to the Separation and Distribution Agreement.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in London shall be principally administered, which office as of the date of this Indenture is located at Citibank, N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, United Kingdom, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and Newco.

“corporation” includes corporations, associations, companies (including any limited liability company), business trusts and limited partnerships.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian, curator or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Distribution” means the distribution by Pfizer to its stockholders of its shares of Newco’s common stock, by way of either, at Pfizer’s option, a spin-off or a split-off, pursuant to the Separation and Distribution Agreement.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of issuance with respect to such Note or any predecessor of such Note.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Euroclear” means Euroclear Bank SA/NV.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy less any Taxes payable as a result of or arising out of the disposition of such asset or property. Fair Market Value shall be determined in good faith by Newco or the Issuer, as applicable.

“Foreign Subsidiary” means a Subsidiary that is not organized, incorporated or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principles in effect on December 31, 2018 shall apply), including, without limitation, those set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification” or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“German Government Obligations” means securities that are (i) direct obligations of Germany for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or an instrumentality of Germany, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by Germany, that, in either case, are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such German Government Obligation or a specific payment of interest on or principal of any such German Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the German Government Obligation or the specific payment of interest on or principal of the German Government Obligation evidenced by such depositary receipt.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” means Pfizer, Newco, the Mylan Guarantors and any other Subsidiary of Newco that Guarantees the Issuer’s Indenture Obligations from time to time, in each case during such periods that such entity Guarantees the Issuer’s Indenture Obligations in accordance with the terms of this Indenture and the Guarantee Agreement, as applicable.

“Guarantee Agreement” means the guarantee agreement of Pfizer in favor of the Trustee and the Holders of each series of the Notes, dated as of the date hereof.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Holder” means the Person in whose name a Note is registered on the Note register.

“ICSDs” means Euroclear and Clearstream.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun has a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit);

(5) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(6) all Attributable Receivables Indebtedness;

(7) all obligations of the type referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8) all obligations of the type referred to in clauses (1) through (7) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by Newco or any Subsidiary of Newco of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdbacks, milestones and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.

“Initial 2022 Notes” means the €750,000,000 aggregate principal amount of the 0.816% Senior Notes due 2022 of the Issuer issued under this Indenture on the Issue Date.

“Initial 2024 Notes” means the €750,000,000 aggregate principal amount of the 1.023% Senior Notes due 2024 of the Issuer issued under this Indenture on the Issue Date.

“Initial 2027 Notes” means the €850,000,000 aggregate principal amount of the 1.362% Senior Notes due 2027 of the Issuer issued under this Indenture on the Issue Date.

“Initial 2032 Notes” means the €1,250,000,000 aggregate principal amount of the 1.908% Senior Notes due 2032 of the Issuer issued under this Indenture on the Issue Date.

“Initial Notes” means, collectively, the Initial 2022 Notes, the Initial 2024 Notes, the Initial 2027 Notes and Initial 2032 Notes.

“Interest Payment Date” means June 23 of each year, as applicable.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, or (iv) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of Newco’s control, the equivalent investment grade credit rating from any Rating Agency selected by Newco as a replacement Rating Agency).

“Issue Date” means the date on which the Initial Notes are initially issued.

“Issuer” means Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“Issuer Indebtedness” means Indebtedness of the Issuer owed to a Person, other than Newco or any Subsidiary of Newco, that has an aggregate principal amount or committed amount in excess of $500.0 million.

“Issuer Order” means a written request or order signed in the name of the Issuer by one or more members of its Board of Directors authorized to represent the Issuer, its chief executive officer or chief financial officer, its president or a vice president, its treasurer, an assistant treasurer, its controller, an assistant controller, its secretary or an assistant secretary, and delivered to the Trustee.

“Issuer’s Indenture Obligations” means, with respect to a series of the Notes, the Obligations with respect to the Notes of such series of the Issuer and any other obligor under this Indenture or under the Notes of such series to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due, under or in connection with this Indenture and the Notes of such series, and the performance of all other Obligations with respect to the Notes of such series, to the Trustee and to the Holders of the Notes of such series under this Indenture and the Notes of such series, in each case according to the respective terms thereof.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Maturity Date,” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mylan Guarantors” means each Subsidiary of Newco, including Mylan Inc., that, following the assumption of the obligations of Mylan N.V., as issuer or guarantor of the Mylan Notes, as applicable, by one or more Subsidiaries of Newco, as successor to Mylan N.V. for purposes of such Mylan Notes, is an issuer or guarantor of any Mylan Notes.

“Mylan Guarantors Supplemental Indenture” means one or more supplemental indentures, substantially in the form attached as Exhibit F hereto, pursuant to which the Mylan Guarantors will become Guarantors of the Issuer’s Indenture Obligations.

“Mylan Inc.” means Mylan Inc., a Pennsylvania corporation.

“Mylan Indentures” means the following:

(1) Indenture dated as of December 21, 2012, among Mylan Inc., as issuer, the subsidiaries party thereto, and The Bank of New York Mellon, as trustee;

(2) First supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(3) Second supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, Mylan N.V., as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(4) Indenture dated as of November 29, 2013, by and between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee;

(5) First supplemental indenture dated as of November 29, 2013, by and between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(6) Second supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(7) Third supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, Mylan N.V., as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(8) Indenture dated as of December 9, 2015, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee;

(9) Indenture dated as of June 9, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee;

(10) Indenture dated as of November 22, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and Citibank, N.A., London Branch, as trustee;

(11) Indenture dated as of April 9, 2018, by and between Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee; and

(12) Indenture dated as of May 23, 2018, by and between Mylan Inc., as issuer, Mylan N.V., as guarantor, and Citibank, N.A., London Branch, as trustee.

“Mylan Notes” means any senior notes issued by Mylan N.V. and Mylan Inc., as applicable, under the Mylan Indentures and that remain outstanding upon the consummation of the Combination.

“Mylan N.V.” means Mylan N.V., a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands.

“New Safekeeping Structure” means the structure under which registered Global Notes intended to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem must be issued. Registered Global Notes issued under the New Safekeeping Structure must be registered in the name of a nominee of the Common Safekeeper and safekept by the Common Safekeeper.

“Newco” means Upjohn Inc., a Delaware corporation.

“Newco Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of June 16, 2020, among Newco, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent, in whole or in part, in one or more instances, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Notation of Guarantee” means a notation of guarantee substantially in the form attached as Exhibit E hereto.

“Notes” means, collectively, the 2022 Notes, the 2024 Notes, the 2027 Notes and the 2032 Notes (which, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, are effectuated by the Common Safekeeper).

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the offering memorandum of the Issuer, dated June 17, 2020, related to the offering of the Notes and related Guarantees.

“Officer” means the chief executive officer, the president, the chief financial officer or any vice president, the treasurer or the secretary of the specified Person or, with respect to the Issuer, one or more members of its Board of Directors authorized to represent the Issuer.

“Officer’s Certificate” means a certificate signed by the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the president or a vice president, a treasurer, an assistant treasurer, the controller, the secretary or an assistant secretary of Newco or, with respect to the Issuer, one or more members of its Board of Directors authorized to represent the Issuer, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who is reasonably acceptable to the Trustee, delivered to the Trustee. The counsel may be an employee of or counsel to Newco, any Subsidiary of Newco or the Trustee.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Newco in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Newco or any Subsidiary of Newco to provide collateral to the depositary institution;

(3) Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness Incurred after the Issue Date in respect of Purchase Money Indebtedness and refinancing Indebtedness in respect thereof;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly-owned subsidiary of such Person;

(11) Liens securing Hedging Obligations so long as such Hedging Obligations are not entered into for speculative purposes, it being understood that any Hedging Obligations entered into in connection with the issuance of Newco’s or any of its Subsidiaries’ outstanding or future Indebtedness shall not be considered speculative;

(12) any Lien on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(13) (a) Liens in favor of the Issuer or any Guarantor and (b) Liens on the property of any Subsidiary of Newco in favor of any other Subsidiary of Newco;

(14) leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of Newco and its Subsidiaries and which do not secure any Indebtedness;

(15) Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default in respect of which Newco or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

(16) with respect to the Notes of any series, Liens created for the benefit of (or to secure) the Notes of such series (or the Guarantees);

(17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Newco or any Subsidiary of Newco in the ordinary course of business;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(20) Liens (i) of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(21) Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) grants of software and other technology licenses in the ordinary course of business;

(23) Liens on equipment of Newco or any Subsidiary of Newco granted in the ordinary course of business to Newco’s or such Subsidiary’s supplier at which such equipment is located;

(24) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by Newco and its Subsidiaries in the ordinary course of business;

(25) Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(26) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens on securities that are the subject of repurchase agreements;

(29) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(30) Liens arising solely from precautionary Uniform Commercial Code financing statements or similar filings;

(31) ground leases in respect of real property on which facilities owned or leased by Newco or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by Newco or any Subsidiary of Newco;

(32) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9), (10), (11), (12) or (14); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property (plus improvements on such property) and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (7), (8), (9), (10), (11), (12) or (14) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(33) Liens incurred in the ordinary course of business by any Subsidiary of Newco, so long as such Subsidiary is maintained as a special purpose self- insurance Subsidiary of Newco;

(34) Liens on equity interests of any Person formed for the purposes of engaging in activities in the renewable energy sector (including refined coal) that qualify for federal tax benefits allocable to Newco and its Subsidiaries in which Newco or any Subsidiary of Newco has made an investment and Liens on the rights of Newco and its Subsidiaries under any agreement relating to any such investment;

(35) any Lien arising under Article 24, 25 or 26 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;

(36) any netting or set-off arrangement entered into by Newco or any Subsidiary of Newco in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances;

(37) any Lien, including any netting or set-off, arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch tax purposes of which any Subsidiary of Newco is or has been a member;

(38) Liens on cash and cash equivalents deposited as cash collateral on letters of credit as contemplated by the Newco Revolving Credit Agreement;

(39) Liens on “earnest money” or similar deposits or other cash advances in connection with acquisitions or consisting of an agreement to dispose of any property in a disposition, including customary rights and restrictions contained in such agreements; and

(40) other Liens securing Indebtedness in an aggregate principal amount for Newco and its Subsidiaries not exceeding at the time such Lien is created or assumed the greater of $1,300 million or 15% of Consolidated Net Tangible Assets, at any one time outstanding.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuer may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Issuer may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pfizer” means Pfizer Inc., a Delaware corporation.

“Pfizer Guarantee” means the Guarantee of the Issuer’s Indenture Obligations by Pfizer, fully and unconditionally and on a senior unsecured basis, pursuant to and on the terms and conditions set forth in the Guarantee Agreement.

“Physical Notes” means certificated 2022 Notes, 2024 Notes, 2027 Notes and 2032 Notes (other than Global Notes) in registered form in substantially the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4, respectively.

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by Newco or a Subsidiary of Newco of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by Newco or such Subsidiary.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Newco or any of its Subsidiaries pursuant to which Newco or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by Newco or any of its Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Newco or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of Newco).

“Rating Agencies” means:

(1) S&P;

(2) Moody’s; or

(3) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Newco, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables Entity” means (a) a Wholly Owned Subsidiary of Newco that is designated pursuant to an Officer’s Certificate (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with Newco, which Person engages in the business of the financing of accounts receivable, and in the case of either of clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(A) is Guaranteed by Newco or any Subsidiary of Newco (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B) is recourse to or obligates Newco or any Subsidiary of Newco in any way (other than pursuant to Standard Securitization Undertakings), or

(C) subjects any property or asset of Newco or any Subsidiary of Newco, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

(2) the entity is not an Affiliate of Newco or is an entity with which neither Newco nor any Subsidiary of Newco has any material contract, agreement, arrangement or understanding other than on terms that Newco reasonably believes to be no less favorable to Newco or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Newco; and

(3) is an entity to which neither Newco nor any Subsidiary of Newco has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate giving effect to such designation and certifying that such designation complied with the foregoing conditions.

“Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article III of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article III.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith.

“Reference German Bund Dealer Quotations” means, with respect to a Reference German Bund Dealer and any relevant date, the average, as determined by the Issuer, of the bid and offered prices for the Comparable German Bund Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Issuer by such Reference German Bund Dealer at approximately 3:30 p.m., Frankfurt, Germany time, on the third Business Day preceding the relevant date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” have correlative meanings.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Division Corporate Finance Unit (or any successor unit) of the Trustee located at the Corporate Trust Office who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“RMT Transactions” means, collectively, the Separation, the Distribution, the Combination, the Cash Payment to Pfizer and the other transactions contemplated by the Business Combination Agreement or the Separation and Distribution Agreement.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale Leaseback Transaction” means the leasing by Newco or any Domestic Subsidiary of Newco of any property, whether owned on the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between Newco and any Domestic Subsidiary of Newco or between Domestic Subsidiaries of Newco), which property has been or is to be sold or transferred by Newco or such Domestic Subsidiary to any party with the intention of taking back a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Separation” means the separation of the Upjohn Business from the remainder of Pfizer’s businesses, including the contribution by Pfizer of the Upjohn Business to Newco, pursuant to the Separation and Distribution Agreement.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated as of July 29, 2019, between Pfizer and Newco, as amended on February 18, 2020 and on May 29, 2020, and as further amended, restated or modified from time to time.

“series” refers to the 2022 Notes, the 2024 Notes, the 2027 Notes or the 2032 Notes, each as a separate series of Notes under this Indenture.

“Significant Subsidiary” means any Subsidiary of Newco that would be a “significant subsidiary” of Newco within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

“Special Mandatory Redemption” has the meaning set forth in Section 3.08(a).

“Special Mandatory Redemption Date” has the meaning set forth in Section 3.08(a).

“Special Mandatory Redemption Price” has the meaning set forth in Section 3.08(a).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Newco or any Subsidiary of Newco that, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Supplemental Indenture” means an Additional Guarantors Supplemental Indenture or a Mylan Guarantors Supplemental Indenture, as applicable.

“Taxes” has the meaning set forth in Section 4.17.

“Transfer Restricted Note” means any Global Note and any Physical Note that bear or are required to bear the Transfer Restriction Legend.

“Transfer Restriction Legend” means the legend set forth in Exhibit B.

“Triggering Indebtedness” means Indebtedness of Newco owed to a Person, other than Newco or any Subsidiary of Newco, that has an aggregate principal amount or committed amount in excess of $500.0 million.

“Trustee” means Citibank, N.A., London Branch, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Upjohn Business” means Pfizer’s global, primarily off-patent branded and generic established medicines business.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Subsidiary of Newco of which Newco owns all of the Capital Stock, directly or indirectly, other than directors’ qualifying shares.

Section 1.02 Other Definitions.

Term	Defined in Section
“2022 Regulation S Global Notes”	2.16
“2024 Regulation S Global Notes”	2.16
“2027 Regulation S Global Notes”	2.16
“2032 Regulation S Global Notes”	2.16
“2022 Regulation S Notes”	2.02
“2024 Regulation S Notes”	2.02
“2027 Regulation S Notes”	2.02
“2032 Regulation S Notes”	2.02
“Additional Amounts”	4.17
“Additional Notes”	2.01
“Additional 2022 Notes”	2.01
“Additional 2024 Notes”	2.01
“Additional 2027 Notes”	2.01
“Additional 2032 Notes”	2.01
“Agent Members”	2.16
“Change of Control Offer”	4.08
“Change of Control Purchase Date”	4.08
“Change of Control Purchase Price”	4.08
“Code”	4.17
“Covenant Defeasance”	9.01
“Global Notes”	2.16
“Initial Lien”	4.07
“IOA”	2.19
“Issuer Successor Company”	5.01
“Legal Defeasance”	9.01
“Newco Successor Company”	5.01
“Paying Agent”	2.04
“Payor”	4.17
“Registrar”	2.04
“Regulation S Global Notes”	2.16
“Regulation S Notes”	2.02
“Relevant Jurisdiction”	4.17

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) words used herein implying any gender shall apply to both genders;

(7) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(8) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts, and “euro” and “€” each refer to the currency of the European Economic and Monetary Union or such other money of the European Economic and Monetary Union that at the time of payment is legal tender for payment of public and private debts;

(9) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

(10) references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires.

ARTICLE II

THE NOTES

Section 2.01 Amount of Notes.

The Trustee shall initially authenticate the Initial Notes for original issue on the Issue Date upon a written order of the Issuer (and, if such Initial Notes are issued in the form of Global Notes under the New Safekeeping Structure and such written order of the Issuer so specifies, shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate such Initial Notes). The Trustee shall authenticate additional 2022 Notes (“Additional 2022 Notes”), additional 2024 Notes (“Additional 2024 Notes”), additional 2027 Notes (“Additional 2027 Notes”) and additional 2032 Notes (“Additional 2032 Notes” and, together with the Additional 2022 Notes, the Additional 2024 Notes and the Additional 2027 Notes, the “Additional Notes”) thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a written order of the Issuer in the form of an Issuer Order in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Additional Notes to be authenticated and the date on which the Additional Notes are to be authenticated (and, if such Additional Notes are issued in the form of Global Notes under the New Safekeeping Structure and such written order of the Issuer so specifies, shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate such Additional Notes).

Notwithstanding anything else in this Indenture to the contrary, at the Issuer’s option, Additional Notes may be issued with the same CUSIP, ISIN or other identifying number as the Initial Notes and without the Transfer Restriction Legend, provided that the Issuer has furnished an Opinion of Counsel to the Trustee confirming such issuance would not conflict with federal and state securities laws and the rules and regulations of the Commission. The Additional Notes of any series will have substantially the same terms as the Initial Notes of such series in all respects and will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any Additional Notes that are issued upon or following the consummation of the Combination shall not have the benefit of the Pfizer Guarantee and shall not be subject to Section 3.08; provided, further that any Additional Notes that have the same CUSIP, ISIN or other identifying number as the outstanding Notes of a series must be fungible with the outstanding Notes of that series for U.S. federal income tax purposes.

Section 2.02 Form and Dating.

The 2022 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1, which is incorporated in and forms a part of this Indenture.

The 2024 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-2, which is incorporated in and forms a part of this Indenture.

The 2027 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-3, which is incorporated in and forms a part of this Indenture.

The 2032 Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-4, which is incorporated in and forms a part of this Indenture.

The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, except as permitted by Section 2.17(b), the 2022 Notes offered and sold in offshore transactions in reliance on Regulation S (“2022 Regulation S Notes”), the 2024 Notes offered and sold in offshore transactions in reliance on Regulation S (“2024 Regulation S Notes”), the 2027 Notes offered and sold in offshore transactions in reliance on Regulation S (“2027 Regulation S Notes”) and the 2032 Notes offered and sold in offshore transactions in reliance on Regulation S (“2032 Regulation S Notes” and, together with the 2022 Regulation S Notes, the 2024 Regulation S Notes and the 2027 Regulation S Notes, the “Regulation S Notes”) shall bear the Transfer Restriction Legend and include the form of assignment set forth in Exhibit B. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall control and be binding.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.03 Execution and Authentication.

The Notes shall be executed on behalf of the Issuer by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Vice President or one or more members of its Board of Directors authorized to represent the Issuer, as applicable. The signature of any of these officers on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, by the Paying Agent) by manual signature (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper by the manual signature of an authorized signatory thereof), and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Notes shall be issuable only in fully registered form (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper) without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

Section 2.04 Registrar and Paying Agent.

The Issuer shall maintain one or more paying agents (each, a “Paying Agent”) for the Notes, including one in the United Kingdom, for so long as the Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market. Citibank, N.A., London Branch in the United Kingdom shall act as the initial Paying Agent for the Notes.

The Issuer shall also maintain one or more registrars (each, a “Registrar”) and a transfer agent. Citibank, N.A., London Branch in the United Kingdom will act as the initial registrar and transfer agent for the Notes. The registrar and transfer agent will maintain a register reflecting ownership of definitive registered Notes outstanding from time to time and will effect payments on and facilitate transfer of definitive registered Notes on our behalf.

The Issuer may change any Paying Agent, registrar or transfer agent without prior notice to the Holders of the Notes. For so long as the Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market and the rules of Euronext Dublin so require, the Issuer will publish a notice of any change of Paying Agent, registrar or transfer agent to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie).

Section 2.05 Paying Agent To Hold Money for the Benefit of the Holders.

Each Paying Agent shall hold for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held for the benefit of the Holders by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Issuer or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold such money in a separate fund for the benefit of the Holders. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require the Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of each series of Notes. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.07 Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar shall register the transfer as requested (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes reflecting such transfer, and such Global Notes shall have been effectuated by the Common Safekeeper). Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute, and the Trustee shall authenticate, new Notes evidencing such transfer or exchange at the Registrar’s request (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes evidencing such transfer or exchange and such Global Notes shall have been effectuated by the Common Safekeeper). No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.04 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note of any series for a period of 15 days immediately preceding the redemption of Notes of such series, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry system.

Section 2.08 Replacement Notes.

If a mutilated Note of any series is surrendered to the Registrar or the Trustee, or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of such series (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes and such Global Notes shall have been effectuated by the Common Safekeeper) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

Section 2.09 Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee (and, in the case of Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper), except for (a) those canceled by it (and, in the case of Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, canceled by the Common Safekeeper), (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, effectuated by the Common Safekeeper).

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a series have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any of their respective Affiliates.

Section 2.11 Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes and such Global Notes shall have been effectuated by the Common Safekeeper). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes (and, in the case of temporary Notes issued in the form of Global Notes under the New Safekeeping Structure, such temporary Notes shall be effectuated by the Common Safekeeper). Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes (and, in the case of temporary Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate, in exchange for such temporary Notes, an equal aggregate amount of definitive Notes). Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation along with an Issuer Order directing the cancellation thereof. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Issuer (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the Trustee and the Paying Agent shall direct the Common Safekeeper to cancel such Note). The Issuer may not reissue or resell, or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation (other than in accordance with this Indenture).

Section 2.13 Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer shall deliver in accordance with the procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper) to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14 Identifying Number.

The Issuer in issuing the Notes may use a “CUSIP,” “ISIN” or other similar number, and if so, such CUSIP, ISIN or other similar number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any such CUSIP, ISIN or other similar number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP, ISIN or other similar number.

Section 2.15 Deposit of Moneys.

Prior to 11:00 a.m., London time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on a Global Note shall be payable to the ICSD of such Global Note or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

All payments of principal of, the Redemption Price (if any), and interest and additional amounts (if any), on the Notes, will be payable in euros; provided that, if the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. Dollars until the euro is again available to the Issuer or so used. If the euro is unavailable to the Issuer, the amount payable on any date in euros will be converted into U.S. Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, in the event the Board of Governors of the Federal Reserve System has not mandated a rate of conversion, on the basis of the most recent U.S. Dollar/ euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, at such rate as will be determined in the Issuer’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. Dollars will not constitute an event of default under the Notes or this Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.16 Book-Entry Provisions for Global Notes.

(a) The 2022 Regulation S Notes initially shall be represented by one or more Notes of the same series in registered, global form without interest coupons (collectively, the “2022 Regulation S Global Notes”). The 2024 Regulation S Notes initially shall be represented by one or more Notes of the same series in registered, global form without interest coupons (collectively, the “2024 Regulation S Global Notes”). The 2027 Regulation S Notes initially shall be represented by one or more Notes of the same series in registered, global form without interest coupons (collectively, the “2027 Regulation S Global Notes”). The 2032 Regulation S Notes initially shall be represented by one or more Notes of the same series in registered, global form without interest coupons (collectively, the “2032 Regulation S Global Notes” and, together with the 2022 Regulation S Global Notes, the 2024 Regulation S Global Notes and the 2027 Regulation S Global Notes, the “Regulation S Global Notes”). The Regulation S Global Notes and any other global notes representing the Notes (collectively, the “Global Notes”) shall bear legends as set forth in Exhibit C. The Global Notes initially shall (i) be registered in the name of the Common Safekeeper or the nominee of such Common Safekeeper, in each case for credit to an account of an Agent Member, (ii) be delivered to Citibank, N.A., London Branch, as custodian for such Common Safekeeper and (iii) except as permitted by Section 2.17(b), bear the Transfer Restriction Legend with respect to a Regulation S Global Note.

Members of, or direct or indirect participants in, the ICSDs (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the ICSDs, the Common Safekeeper or the Trustee, or under the Global Notes, and the ICSDs or the Common Safekeeper, as applicable, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the ICSDs or the Common Safekeeper or impair, as between the ICSDs and their Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

None of the Issuer, any Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of any of the ICSDs or the Common Safekeeper or for any transactions between any of the ICSDs or the Common Safekeeper and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Notes shall have any rights under this Indenture, and the ICSDs or any Common Safekeeper shall be deemed and treated by the Issuer, any Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by ICSDs or the Common Safekeeper, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Notes.

(b) Transfers and exchanges pursuant to this Section 2.16 and Section 2.17 may only be made between Notes of the same series. Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the ICSDs or any Common Safekeeper, their respective successors or respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the ICSDs and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) each of Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue to act as depositary for such Global Note and a successor depositary is not appointed by the Issuer within 90 days, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to exchange in whole, but not in part, the Global Notes for Physical Notes or (iii) the owner of an interest in a Global Note requests such exchange in writing to Euroclear or Clearstream following an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the ICSDs (in accordance with their customary procedures).

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the ICSDs or the Common Safekeeper in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Transfer Restricted Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.17(b), the Transfer Restriction Legend, unless the Issuer determines otherwise in compliance with applicable law.

(f) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17 Special Transfer Provisions.

(a) The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note:

(1) the Registrar shall register the transfer of any Transfer Restricted Note if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

(2) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate required by this Section 2.17 and (y) written instructions given in accordance with the ICSDs’ and the Registrar’s procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Issuer shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and

(3) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes, which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the ICSDs’ and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(b) Transfer Restriction Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Transfer Restriction Legend, the Registrar shall deliver Notes that do not bear the Transfer Restriction Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Transfer Restriction Legend, the Registrar shall deliver only Notes that bear the Transfer Restriction Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect or (iii) the requested transfer is after the expiration of the Distribution Compliance Period and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto.

(c) General. By its acceptance of any Note bearing the Transfer Restriction Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Transfer Restriction Legend and agrees that it will transfer such Note only as provided in this Indenture.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Global Notes bearing the Transfer Restriction Legend to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Physical Notes so accepted Physical Notes not bearing the Transfer Restriction Legend in the appropriate principal amount.

Section 2.18 Computation of Interest.

Interest on the Notes shall be computed in accordance with the terms of the Notes.

Section 2.19 Additional Responsibilities of the Paying Agent regarding Notes issued under the New Safekeeping Structure.

(a) The Paying Agent will inform the ICSDs (through the Common Service Provider) appointed by the ICSDs to service the Notes issued in the form of Global Notes under the New Safekeeping Structure of the initial issue outstanding amount (“IOA”) of such Notes on or prior to the closing date applicable to such Notes.

(b) If any event occurs that requires a markup or markdown of the records that an ICSD holds for its customers to reflect such customers’ interest in any Note issued in the form of a Global Note under the New Safekeeping Structure, the Paying Agent will promptly provide details of the amount of such markup or markdown, together with a description of the event that requires it, to the ICSDs (through the Common Service Provider).

(c) The Paying Agent will, prior to each payment on any Note issued in the form of a Global Note under the New Safekeeping Structure, compare its records of the IOA of any such Note with the information received from the ICSDs (through the Common Service Provider) with respect to the records reflecting the IOA maintained by the ICSDs for such Note and will promptly inform the ICSDs (through the Common Service Provider) of any discrepancies.

(d) The Paying Agent will promptly assist the ICSDs (through the Common Service Provider) in resolving any discrepancy identified in the records reflecting the IOA of any Note issued in the form of a Global Note under the New Safekeeping Structure.

(e) The Paying Agent will promptly provide to the ICSDs (through the Common Service Provider) details of all amounts paid under any Note issued in the form of a Global Note under the New Safekeeping Structure (or, where such Note provides for delivery of assets other than cash, of the assets so delivered).

(f) The Paying Agent will promptly provide to the ICSDs (through the Common Service Provider) notice of any changes to any Global Note issued under the New Safekeeping Structure known to the Paying Agent that will affect the amount of, or date for, any payment due under such Global Note issued under the New Safekeeping Structure.

(g) The Paying Agent will promptly provide to the ICSDs (through the Common Service Provider) copies of all notices in its possession that are given by or on behalf of the Issuer to the holders of any Note issued in the form of a Global Note under the New Safekeeping Structure.

(h) The Paying Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the Common Service Provider relating to any Global Note issued under the New Safekeeping Structure. Any such notice shall be deemed to have been conclusively given by being sent to the Issuer in accordance with Section 11.01.

(i) The Paying Agent will promptly notify the ICSDs (through the Common Service Provider) of any failure by the Issuer to make any payment or delivery due under any issuance of Notes issued in the form of Global Notes under the New Safekeeping Structure when due.

(j) Notwithstanding anything to the contrary contained herein, the Paying Agent shall perform its duties under this Section 2.19 in accordance with the applicable procedures agreed between the Paying Agent and the ICSDs.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.01 Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem any Notes pursuant to Section 3.07, at least 10 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the series of Notes to be redeemed, the Redemption Date and the principal amount of such Notes to be redeemed and the Redemption Price (or, if not then ascertainable, the manner of calculation thereof), and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officer’s Certificate stating that such redemption will comply with the conditions contained this Article III. Notice given to the Trustee pursuant to this Section 3.01 may, at the Issuer’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent.

In addition, (i) for any redemption of Notes pursuant to Section 3.07 or Section 3.09, at least five Business Days (unless a shorter notice shall be agreed to in writing by the Trustee) prior to the Issuer sending any notice of redemption to the Trustee pursuant to Section 3.03, the Issuer shall notify the Trustee in writing of the planned redemption and (ii) for any redemption of Notes pursuant to Section 3.08, at least two Business Days (unless a shorter notice shall be agreed to in writing by the Trustee) prior to the Issuer sending any notice of redemption to the Trustee pursuant to Section 3.08, the Issuer shall notify the Trustee in writing of the planned redemption.

Section 3.02 Selection by Trustee of Notes To Be Redeemed.

If the Issuer elects to redeem less than all of the Notes of any series at any time, in the case of Notes issued in definitive form, the Trustee will select Notes of such series by lot on a pro rata basis (or, in the case of Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper)) unless an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements.

The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed.

The Issuer will redeem Notes of €100,000 or less in whole and not in part. For all purposes of this Indenture, unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

Subject to Section 3.08, the Issuer will cause notices of redemption to be sent to the Trustee not less than 10 nor more than 60 days prior to the Redemption Date, and the Trustee will then promptly forward (at the Issuer’s sole expense) such notice by first-class mail (or otherwise delivered in accordance with the procedures of the relevant depositary or, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper) to each Holder of Notes to be redeemed at its registered address. The Issuer may provide in the notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to the redemption or purchase may be performed by another Person. Any notice may, at the Issuer’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent.

The notice shall identify the Notes to be redeemed (including the series and the CUSIP, ISIN or other identifying numbers thereof) and shall state:

(1) the Redemption Date;

(2) the Redemption Price (or, if not then ascertainable, the manner of calculation thereof);

(3) if fewer than all outstanding Notes of a series are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes of the applicable series in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6) that unless the Issuer defaults in the payment of the Redemption Price, interest on Notes called for redemption ceases to accrue on the Redemption Date;

(7) if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(8) the aggregate principal amount of Notes of such series that are being redeemed;

(9) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(10) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other identifying number, if any, listed in such notice or printed on the Notes.

If the Redemption Price is not ascertainable on the date in which the notice of redemption is delivered, the Issuer shall send to the Trustee, at least one Business Day prior to the Redemption Date, the Redemption Price.

For Notes which are represented by global certificates held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to Euroclear and/or Clearstream for communication to entitled account holders in substitution for the notification method set out above. If and for so long as any Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market and the rules of Euronext Dublin so require, any such notice to the Holders of the relevant Notes shall also be published to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie) and, in connection with any redemption, the Issuer will notify Euronext Dublin of any change in the principal amount of Notes outstanding.

Section 3.04 Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is delivered, except as provided in the last sentence of the first paragraph of Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date; provided that (a) if the Redemption Date is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, shall be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer; and (b) if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if delivered in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05 Deposit of Redemption Price.

On or prior to 11:00 A.M., London time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, including premium, if any, and accrued and unpaid interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the Redemption Price of, including premium, if any, and accrued and unpaid interest, if any, on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to Section 3.04, accrued and unpaid interest on such Notes to, but excluding, the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.06 Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed. The Issuer will issue a new Note of the applicable series in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note (and, in the case the original Note is in the form of a Global Note under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate such new Note and such Note shall have been effectuated by the Common Safekeeper to reflect such redemption). Notes called for redemption become due on the date fixed for redemption. Unless the Issuer defaults in payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for such redemption on the Redemption Date.

Section 3.07 Optional Redemption.

(a) 2022 Notes. At any time and from time to time, the Issuer may redeem some or all of the 2022 Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

(1) 100% of the aggregate principal amount of the 2022 Notes being redeemed, and

(2) the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest on the 2022 Notes being redeemed that would be due if the 2022 Notes matured on the Maturity Date, not including accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association) at the Bund Rate plus 25 basis points, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

If the Redemption Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer.

(c) 2024 Notes, 2027 Notes and 2032 Notes. At any time and from time to time prior to the Applicable Par Call Date for the Notes of the applicable series, the Issuer may redeem some or all of the 2024 Notes, the 2027 Notes or the 2032 Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

(1) 100% of the aggregate principal amount of the Notes of such series being redeemed, and

(2) the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest on the Notes of such series being redeemed that would be due if the Notes of such series matured on the Applicable Par Call Date, not including accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association) at the Bund Rate plus,

(A) in the case of any 2024 Notes being redeemed, 25 basis points,

(B) in the case of any 2027 Notes being redeemed, 30 basis points,

(C) in the case of any 2032 Notes being redeemed, 35 basis points,

plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

On or after the Applicable Par Call Date, the 2024 Notes, the 2027 Notes or the 2032 Notes will be redeemable in whole at any time or in part, from time to time, at the option of the Issuer, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount of the Notes of such series to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If the Redemption Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer.

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08 Special Mandatory Redemption

(a) If the Contribution, the Distribution and the Combination are not consummated on or before February 1, 2021, or if, prior to such date, a Combination Termination Event occurs, the Issuer shall be required to redeem each series of the Notes (the “Special Mandatory Redemption”) on the Special Mandatory Redemption Date at the redemption price (the “Special Mandatory Redemption Price”) equal to 101% of their respective principal amounts, plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date. If the Special Mandatory Redemption Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer. The term “Special Mandatory Redemption Date” means the date specified by the Issuer in the notice to Holders described in Section 3.08(b) that is not less than 5 days nor more than 20 Business Days following the date of the notice to Holders described in Section 3.08(b). The term “Combination Termination Event” means notification by Newco and Mylan N.V. to the Trustee that (i) the Business Combination Agreement has terminated in accordance with its terms prior to the consummation of the Combination or (ii) the Combination will otherwise not be pursued.

(b) Notwithstanding anything to the contrary in this Article III, the Issuer will cause the notice of Special Mandatory Redemption to be distributed to the Trustee within five Business Days after (a) (in the event of a Combination Termination Event) the date of such Combination Termination Event or (b) (in the event the Contribution, the Distribution and the Combination are not consummated on or before February 1, 2021) February 1, 2021, and the Trustee will then promptly forward (at the Issuer’s sole expense) such notice by first-class mail (or otherwise delivered in accordance with the procedures of the Depositary) to each Holder of the applicable series of Notes at its registered address.

(c) If funds sufficient to pay the Special Mandatory Redemption Price of all of any series of Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, such Notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price for such Notes, all rights under such Notes shall terminate.

(d) The provisions relating to Special Mandatory Redemption, with the exception of the Special Mandatory Redemption Price to be paid to Holders upon a Special Mandatory Redemption, may not be waived or modified for any series of Notes without the written consent of Holders of at least 66 2/3% in principal amount of that series of Notes outstanding. The Special Mandatory Redemption Price to be paid to Holders upon a Special Mandatory Redemption may not be waived or modified for any series of Notes without the written consent of each Holder of Notes of a series affected thereby.

(e) Upon the consummation of the Contribution, the Distribution and the Combination on or before February 1, 2021, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

Section 3.09 Tax Redemption.

If (a) a Payor becomes or will become obligated to pay Additional Amounts with respect to any Notes of a series pursuant to Section 4.17 as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after the date of the Offering Memorandum, and (b) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer may at its option, upon not less than 10 days’ prior written notice (which notice shall be irrevocable), redeem all, but not a portion of, the Notes of such series at any time at their principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, provided that no such notice of redemption shall be given earlier than 30 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Section 3.09, the Issuer shall deliver to the Trustee (i) a certificate stating that the requirements referred to in (a) and (b) above are satisfied, and (ii) an Opinion of Counsel to the effect that the Issuer has or will become obliged to pay such Additional Amounts as a result of the change or amendment, in each case to be held by the Trustee and made available for viewing at the offices of the Trustee on written request by any Holder of the Notes of such series.

If the Redemption Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes of a series called for redemption on the applicable Redemption Date.

For Notes which are represented by global certificates held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to Euroclear and/or Clearstream for communication to entitled account holders in substitution for the notification method set out above. If and for so long as any Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market and the rules of Euronext Dublin so require, any such notice to the holders of the relevant Notes shall also be published to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie) and, in connection with any redemption, the Issuer will notify Euronext Dublin of any change in the principal amount of Notes outstanding.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Principal, Premium and Interest.

The Issuer covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

Section 4.02 Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Reports to Holders.

(a) Notwithstanding that Newco may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Newco will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such sections; provided, however, that (1) Newco will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (2) Newco will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, Newco will be required to provide to Holders any such information, documents or reports that are not so filed.

(b) Notwithstanding anything herein to the contrary, in the event that Newco fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, Newco will be deemed to have cured such Default for purposes of Section 6.01(4) upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 120 days after written notice to Newco of such failure from the Trustee or the Holders of at least 25% of the principal amount of the applicable series of Notes.

(c) Notwithstanding anything herein to the contrary, the information, documents and reports required pursuant to this Indenture may, at the option of Newco, instead be those of any direct or indirect parent entity of Newco so long as such parent entity fully and unconditionally guarantees, by execution of this Indenture or a supplemental indenture, the obligations of the Issuer in respect of the Notes and such parent entity and the Issuer and Newco comply with the requirements of Rule 3-10 and Rule 13-01 of Regulation S-X promulgated by the Commission (or any successor provisions).

(d) This Section 4.03 shall not apply to Newco prior to the consummation of the Combination.

Section 4.04 Corporate Existence.

Subject to Article V, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands.

Subject to Article V, Newco will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

Section 4.05 Money for Notes Payments To Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have a Paying Agent for the Notes, it will, prior to 11:00 a.m., London time, on each due date of the principal of (and premium, if any) or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause the Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that the Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Trustee all sums held by the Issuer or the Paying Agent, such sums to be held by the Trustee for the benefit of the Holders; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or the Paying Agent, or then held by the Issuer, for the benefit of the Holders for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer on Issuer Order, or (if then held by the Issuer) shall be discharged from any obligation to hold such amounts for the benefit of the Holders; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such money held for the benefit of the Holders, and all liability of the Issuer with respect thereto, shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 4.06 Payment of Taxes and Other Claims.

Newco will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon Newco or any Subsidiary of Newco or upon the income, profits or property of Newco or any Subsidiary of Newco, and (2) all lawful claims against Newco or any Subsidiary of Newco for labor, materials and supplies, which in the case of either clause (1) or (2) of this Section 4.06, if unpaid, might by law become a lien upon a Property; provided, however, that neither Newco nor any Subsidiary of Newco shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.07 Limitation on Liens.

Newco will not, and will not permit any Subsidiary of Newco to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Subsidiary of Newco), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness of Newco or a Domestic Subsidiary of Newco, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Indebtedness so secured for so long as such Indebtedness is so secured.

Any Lien created for the benefit of the Holders pursuant to this Section 4.07 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.08 Purchase of Notes Upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to a series of Notes, each Holder of such series of Notes will have the right to require that Newco or the Issuer purchase all or any part (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s Notes of such series pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, Newco or the Issuer will offer to purchase all of the Notes of such series at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such series of Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”). If the Change of Control Purchase Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to purchase by Newco or the Issuer.

(b) Within 30 days after any Change of Control Repurchase Event with respect to a series of Notes or, at Newco or the Issuer’s option, prior to such Change of Control but after it is publicly announced (provided that a definitive agreement is in place for such Change of Control), Newco or the Issuer must cause written notice of the Change of Control Repurchase Event to be distributed to the Trustee, and the Trustee will then promptly forward (at the Issuer’s sole expense) such notice to each Holder of such series of Notes at its address appearing in the security register or otherwise in accordance with the procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper). The notice must state, among other things:

(1) that a Change of Control Repurchase Event has occurred or may occur with respect to such series of Notes and the date of such event;

(2) the purchase price and the purchase date which shall be fixed by Newco or the Issuer on a Business Day no earlier than 10 days nor later than 60 days from the date the notice is transmitted, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

(3) that any Note of such series not tendered will continue to accrue interest;

(4) that, unless Newco or the Issuer defaults in the payment of the Change of Control Purchase Price with respect to a series of Notes, any Notes of such series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(5) other procedures that a Holder of Notes of such series must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

(c) Newco and the Issuer will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, Newco and the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations. Neither Newco nor the Issuer will be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in this Indenture applicable to a Change of Control Offer made by Newco or the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) the Issuer has exercised the right to redeem all of the Notes of such series pursuant to Section 3.07. For Notes which are represented by global certificates held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to each of Euroclear and/or Clearstream for communication to entitled account holders. If and for so long as the Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market and the rules of Euronext Dublin so require, the Issuer will publish notices relating to the Change of Control Offer to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie).

(d) On the Change of Control Purchase Date, Newco and the Issuer will, to the extent permitted by law:

(1) accept for payment all Notes of each applicable series or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Purchase Price in respect of all Notes of each applicable series or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation of the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by Newco or the Issuer.

Section 4.09 Restrictions on Sale Leaseback Transactions.

Neither Newco nor any Domestic Subsidiary of Newco will enter into any Sale Leaseback Transaction with respect to any property unless:

(a) Newco or such Domestic Subsidiary would be entitled to create a Lien on such property securing Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.07; and

(b) the gross proceeds received by Newco or such Domestic Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property.

Notwithstanding the foregoing, Newco or any Domestic Subsidiary of Newco may enter into a Sale Leaseback Transaction if (x) during the twelve months following the effective date of the Sale Leaseback Transaction, Newco or any such Domestic Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer and the Fair Market Value of the property that Newco or such Domestic Subsidiary leases in the transaction to (i) the voluntary retirement of the Notes or other Indebtedness of Newco or any Domestic Subsidiary of Newco, provided that such Indebtedness ranks pari passu or senior to the Notes, or (ii) the acquisition, purchase, construction, development, extension or improvement of any property or assets of Newco or any Domestic Subsidiary of Newco used or to be used by or for the benefit of Newco or any Domestic Subsidiary of Newco in the ordinary course of business, or (y) Newco or such Domestic Subsidiary equally and ratably secures the Notes as described under Section 4.07.

Section 4.10 Mylan Guarantees.

Within one Business Day after the consummation of the Combination, Newco shall cause each of the Mylan Guarantors to enter into the Mylan Guarantors Supplemental Indenture, pursuant to which the Mylan Guarantors will Guarantee the Issuer’s Indenture Obligations, fully and unconditionally and on a senior unsecured basis.

Each Guarantee of a Mylan Guarantor will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Mylan Guarantor without rendering the Guarantee, as it relates to such Mylan Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Notwithstanding the foregoing, any Guarantee by any Mylan Guarantor will be automatically and unconditionally terminated and released, without any action on the part of the Trustee, any holder of the Notes or any other person in accordance with Section 10.07.

Not more than five Business Days after the consummation of the Combination, Newco shall notify the Trustee in writing that the Combination has been consummated.

Section 4.11 Additional Guarantees.

Following the consummation of the Combination, if any Subsidiary of Newco that is not a Guarantor of the Issuer’s Indenture Obligations (other than the Issuer or a Receivables Entity) becomes a guarantor or an obligor in respect of any Triggering Indebtedness, within 10 Business Days of such event Newco shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Issuer’s Indenture Obligations, fully and unconditionally and on a senior unsecured basis, provided that in no event shall a Subsidiary of Newco be required to provide a Guarantee of the Issuer’s Indenture Obligations if Newco reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to Newco or any of its Subsidiaries.

Notwithstanding the foregoing, any Guarantee by any Guarantor (other than Pfizer) shall be automatically and unconditionally terminated and released, without any action on the part of the Trustee, any holder of the Notes or any other person in accordance with Section 10.07.

Each Guarantee shall be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 4.12 Limitations on the Issuer Acquiring and Holding Assets.

So long as any Issuer Indebtedness remains outstanding, the Issuer shall not acquire and hold any material assets, other than (i) any intercompany notes or receivables or (ii) any proceeds from any Indebtedness issued by the Issuer.

Section 4.13 Compliance Certificate.

(a) The Issuer and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of Newco and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest, if any, on, the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.14 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.15 Use of Proceeds.

Newco and the Issuer will use the net proceeds from the offering of the Notes in the manner specified in “Use of Proceeds” contained in the Offering Memorandum, and will not distribute or otherwise transfer such proceeds other than (i) pursuant to an intercompany loan or other transfer, directly or indirectly, to Newco or (ii) in connection with or following the consummation of the Contribution.

Section 4.16 No Limitations on RMT Transactions.

Notwithstanding anything in this Article IV or elsewhere in this Indenture to the contrary, each of the RMT Transactions will be permitted under this Indenture (and, except as set forth in Section 4.15, in no event shall any of the RMT Transactions be subject to any of the covenants contained in this Indenture).

Section 4.17 Payments of Additional Amounts.

All payments in respect of the Notes by the Issuer, a Paying Agent, a Guarantor or any other Person on behalf of the Issuer, or any successor thereto (each, a “Payor”) shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”), unless such withholding or deduction is required by applicable law. Where the withholding or deduction of Taxes is imposed, collected, withheld, assessed or levied by or on behalf of any jurisdiction in which the Payor is incorporated or tax resident (and in the case of the Paying Agent, the jurisdiction through which the Paying Agent makes the payments on the Notes), or any Governmental Authority or political subdivision thereof or therein having the power to tax (a “Relevant Jurisdiction”) the Payor will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes of each series such additional amounts (“Additional Amounts”) as are necessary so that the net payment by the Issuer or a Paying Agent or other Payor of the principal of, premium, if any, and interest on such Notes, after deduction for any Taxes of a Relevant Jurisdiction, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of such Notes had no withholding or deduction been required. A Payor’s obligation to pay Additional Amounts shall not apply:

(1) to the extent any Taxes are imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(A) being or having been engaged in a trade or business in the Relevant Jurisdiction or having or having had a permanent establishment in the Relevant Jurisdiction;

(B) having a current or former connection with the Relevant Jurisdiction (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the Relevant Jurisdiction;

(C) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(D) being or having been a “10-percent shareholder” of Newco as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”); or

(E) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code;

(2) to any Holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any Taxes that are imposed or withheld because the Holder or beneficial owner failed to accurately comply with a request from a Payor to meet certification, identification or information reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of the Notes or to satisfy any information or reporting requirement, or to present the relevant note (where presentation is required), if compliance with such action is required as a precondition to exemption from, or reduction in, such Taxes by a Relevant Jurisdiction;

(4) to any Taxes that are imposed other than by withholding or deduction by a Payor from the payment under, or with respect to, a Note;

(5) to any estate, inheritance, gift, sales, excise, transfer, wealth, personal property or similar Taxes;

(6) as of January 1, 2021, to any Taxes to the extent such Taxes are imposed or withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

(7) to any Taxes to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant amount is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); or

(8) in the case of any combination of the above items.

In addition, any amounts to be paid on the Notes of each series will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided in this Section 4.17 and in Section 3.09 no Payor is required to make any payment with respect to any Taxes imposed by any Governmental Authority or political subdivision having the power to tax.

Section 4.18 Listing.

The Issuer shall use its commercially reasonable efforts to obtain and, for so long as the Notes are outstanding, maintain a listing of the Notes on the Official List of Euronext Dublin and their admission to trading on the Global Exchange Market thereof; provided that if at any time the Issuer determines that it will not obtain or maintain the listing of the Notes on Euronext Dublin, it shall use its commercially reasonable efforts to obtain and thereafter maintain, a listing of such Notes on another market of a stock exchange in the European Union recognized by the European Central Bank as an “acceptable market” under the ECB Guideline on the implementation of the Eurosystem monetary policy (Guideline (EU) 2015/510, as amended).

ARTICLE V

SUCCESSORS

Section 5.01 Consolidation, Merger and Sale of Assets.

(a) Newco will not consolidate with any other entity or accept a merger of any other entity into Newco or permit Newco to be merged into another Person, or sell or lease all or substantially all the assets of Newco and its Subsidiaries to, any entity, unless:

(1) either Newco shall be the continuing entity or the successor, transferee or lessee entity, if other than Newco (the “Newco Successor Company”) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Newco under the Notes and this Indenture;

(2) immediately after such transaction, no Default shall have occurred and be continuing; and

(3) Newco shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or lease and such supplemental indenture (if any) comply with this Indenture.

(b) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets or one or more Subsidiaries of Newco, which properties and assets, if held by Newco instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Newco on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Newco.

(c) The Newco Successor Company will be the successor to Newco and shall succeed to, and be substituted for, and may exercise every right and power of, Newco under this Indenture, and Newco, as the predecessor company, except in the case of a lease, shall be released from all obligations under this Indenture and the Notes.

(d) The Issuer will not consolidate with any other entity or accept a merger of any other entity into the Issuer or permit the Issuer to be merged into another entity, unless:

(1) either the Issuer shall be the continuing entity or the successor entity, if other than the Issuer (the “Issuer Successor Company”), shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

(2) immediately after such transaction, no Default shall have occurred and be continuing; and

(3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture comply with this Indenture.

The Issuer Successor Company will be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and the Issuer as the predecessor company, shall be released from all obligations under this Indenture and the Notes.

(e) Notwithstanding anything herein to the contrary, each of the RMT Transactions will be permitted under this Indenture (and in no event shall any such transactions be subject to this covenant).

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following events shall be an “Event of Default” with respect to the Notes of a series:

(1) a failure to pay interest on the Notes of such series that continues for a period of 30 days after payment is due;

(2) a failure to pay the principal or premium, if any, on the Notes of such series when due upon maturity, redemption, acceleration or otherwise;

(3) a failure to comply with Section 5.01;

(4) a failure to comply with (x) any of Newco’s or the Issuer’s other agreements contained in this Indenture and applicable to the Notes of such series (other than (i) a failure that is subject to clause (1), (2) or (3) of this Section 6.01 or (ii) a failure to comply with Section 4.03) for a period of 60 days after receipt by the Issuer of written notice of such failure from the Trustee (or receipt by the Issuer and the Trustee of written notice of such failure from the Holders of at least 25% of the principal amount of the applicable series of Notes) or (y) the requirements set forth in Section 4.03 for a period of 120 days after receipt by the Issuer of written notice of such failure from the Trustee (or receipt by the Issuer and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of Notes);

(5) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which Newco or any Significant Subsidiary has outstanding Indebtedness in excess of $250.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 20 days of the acceleration;

(6) one or more judgments or orders that exceed $250.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against Newco or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

(7) any Guarantee by Newco or a Significant Subsidiary of the Issuer’s Indenture Obligations under the Notes of such series shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by Newco or any Significant Subsidiary not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee by Newco or such Significant Subsidiary of the Issuer’s Indenture Obligations under the Notes of such series, and any such Default continues for 10 days;

(8) the Issuer, Newco or any Significant Subsidiary:

(A) commences a voluntary insolvency proceeding;

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) generally is not paying its debts as they become due; or

(F) takes any comparable action under any foreign laws relating to insolvency;

provided, however, that the liquidation of any Subsidiary of Newco into Newco or another Subsidiary of Newco, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(8); and

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer, Newco or any Significant Subsidiary in an involuntary insolvency proceeding;

(B) appoints a Custodian of the Issuer, Newco or any Significant Subsidiary or for any substantial part of their property;

(C) orders the winding-up, liquidation or dissolution of the Issuer, Newco or any Significant Subsidiary;

(D) orders the presentation of any plan or arrangement, compromise or reorganization of the Issuer, Newco or any Significant Subsidiary; or

(E) grants any similar relief under any foreign laws; and in each such case the order or decree remains unstayed and in effect for 60 days.

(10) prior to the consummation of the Distribution, the Pfizer Guarantee shall be held in any judicial proceeding not to be in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture or the Guarantee Agreement.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02 Acceleration of Maturity; Rescission.

If an Event of Default with respect to the Notes of a series (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) with respect to Newco or the Issuer) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Notes of such series, may declare to be immediately due and payable the principal amount of all of the Notes of such series then outstanding, plus accrued but unpaid interest thereon, if any, to the date of acceleration. If an Event of Default specified in Sections 6.01(8) and 6.01(9) with respect to Newco or the Issuer shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. However, a notice of Default or notice of continuing Event of Default (including any declaration of acceleration) with respect to the Notes of any series may not be given with respect to any action taken, and reported publicly or to holders of the Notes of such series, more than two years prior to such notice. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the applicable person, the registered Holders of a majority in principal amount of the then outstanding Notes of such series may cancel such acceleration if (i) the rescission would not conflict with any judgment or decree and (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of Notes of any series, unless such Holders have offered to the Trustee reasonable security and/or indemnity to its satisfaction. Subject to Section 7.06, the Holders of a majority in aggregate principal amount of any series of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the Notes of such series.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes of each applicable series or to enforce the performance of any provision of the Notes of each applicable series or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

Section 6.04 Waiver of Past Defaults and Events of Default.

Provided the Notes of a series are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Notes of such series may on behalf of the Holders of all the affected Notes of such series waive any past Default with respect to such series of Notes and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes of the applicable series will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05 Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the affected Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

Section 6.06 Limitation on Suits.

No Holder of the Notes of a series will have any right to institute any proceeding with respect to this Indenture, or for any remedy hereunder, unless:

(1) the Trustee has failed to institute such proceeding for 60 days after the Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;

(2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series have made a written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee; and

(3) the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes of such series a direction that is inconsistent with such request.

However, the Holder of any Note will have an absolute and unconditional right to receive payment of the principal of, and premium, if any, or interest on, such Note on or after the date or dates they are to be paid as expressed in such Note and to institute suit for the enforcement of any such payment.

Section 6.07 Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, except as otherwise provided in Section 8.02(d), the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder. Notwithstanding the foregoing, each Holder of a Note, and each owner of a beneficial interest in a Note, shall be deemed to acknowledge and agree that the release of any Guarantee in accordance with the terms of this Indenture shall not impair the right of such Holder or owner to receive any payment of the principal of or premium, if any, or interest, if any, on such Note, and each such Holder and each such owner, by acquiring any interest in a Note, thereby consents to any such release and waives any and all claims against the Trustee, the Issuer and any Guarantor in connection with such release.

Section 6.08 Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10 Priorities.

Any money or property collected by the Trustee pursuant to this Article VI, and any money or other property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes of a series then outstanding.

Section 6.12 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If a Responsible Officer of the Trustee has received written notice that an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it under this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of clause (b) or (d) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

(f) The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Issuer. Money held by the Trustee for the benefit of the Holders need not be segregated from other funds except to the extent required by the law.

(g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02 Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(d) The Trustee may execute any of the trusts or power hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.

(e) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder. No Agent shall be under any fiduciary duty or other obligations towards, or have any relationship of agency or trust for or with any person other than the Issuer.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Issuer or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any Governmental Authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(n) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(o) Neither the Trustee nor the Paying Agent shall be liable for any failure on the part of the Common Safekeeper to effectuate any Note issued in the form of a Global Note under the New Safekeeping Structure or for any failure on the part of the Common Safekeeper to do so in a timely manner or for any failure on the part of the Common Safekeeper to take any other action with respect to such Global Notes under the New Safekeeping Structure, in each case unless it shall be proved that the Trustee or the Paying Agent was negligent in instructing the Common Safekeeper to effectuate any such Note in accordance with the applicable provision hereof and the agreed procedures among the Trustee, the Paying Agent and the Common Safekeeper; provided, that the Trustee or the Paying Agent shall not be deemed to have acted with negligence if it shall have given such instructions in the manner and by the time prescribed by the Common Safekeeper; provided further that in the absence of any such prescribed manner or timing, the Trustee or the Paying Agent shall be entitled to give, and shall incur no liability hereunder if it shall give, such instructions by facsimile (without any requirement for telephonic confirmation) to a telephone number provided by the Common Safekeeper for such purpose or by email to an email address provided by the Common Safekeeper for such purpose and shall be protected in giving, and shall incur no liability hereunder in giving, such instructions no later than one Business Day after the applicable Note shall have been delivered to the Trustee for authentication.

(p) Notwithstanding anything else herein contained, the Trustee may refrain without liability from doing anything that would or might in its reasonable opinion be contrary to any applicable law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England & Wales) or any applicable directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Affiliate thereof with the same rights it would have if it were not Trustee.

Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09.

Section 7.04 Trustee’s Disclaimer.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 7.05 Notice of Defaults.

Within 90 days after the occurrence thereof, and if known to the Trustee pursuant to Section 7.02(j), the Trustee shall give to the Holders of the Notes of a series notice of each Default or Event of Default with respect to the Notes of such series known to the Trustee pursuant to Section 7.02(j), by transmitting such notice to Holders at their addresses as the same shall then appear on the register of the Notes kept by the Registrar, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Notes of a series when and as the same shall become payable, or to make any sinking fund payment as to the Notes of a series (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Compensation and Indemnity.

(a) The Issuer shall pay to the Trustee and Agents from time to time such reasonable compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Issuer shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance as may be attributable to its willful misconduct or negligence.

(b) The Issuer shall fully indemnify each of the Trustee and their officers, agents and employees and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, reasonable and documented attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable and documented costs and expenses of defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuer in writing promptly of any claim of which a Responsible Officer of the Trustee has received written notice at its Corporate Trust Office asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, except to the extent that the Issuer has been materially prejudiced thereby. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. In the event that a conflict of interest exists or potential harm to the Trustee’s business exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Issuer and the Issuer shall pay the reasonable and documented fees and expenses of such counsel.

(c) Notwithstanding the foregoing, the Issuer need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct or negligence.

(d) To secure the payment obligations of the Issuer in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Notes.

(e) The obligations of the Issuer under this Section 7.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Issuer and the lien provided for under this Section 7.06 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.

(f) In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or Section 6.01(9) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(g) For purposes of this Section 7.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights or any other Trustee hereunder.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign at any time by so notifying the Issuer in writing no later than 30 calendar days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing no later than 30 calendar days prior to the date of the proposed removal and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.09;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to the lien and its rights under Section 7.06, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall transmit notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the lien and Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Consolidation, Merger, etc.

Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article VII. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Notes, any of such Notes shall have been authenticated (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper) but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, so effectuated by the Common Safekeeper); and in case at that time any of the Notes shall not have been authenticated (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, shall not have been effectuated by the Common Safekeeper), any successor to the Trustee may authenticate such Notes (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, instruct or cause the Paying Agent to instruct the Common Safekeeper to effectuate such Notes) either in the name of any predecessor hereunder or in the name of the successor Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100.0 million as set forth in the most recent applicable published annual report of condition.

The Trustee shall not be deemed to have a conflict of interest under or in respect of its duties under this Indenture.

ARTICLE VIII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01 Without Consent of Holders.

The Issuer, the Guarantors and the Trustee may modify or amend this Indenture without the consent of any Holder of a Note of any series to:

(1) cure any ambiguity, defect, mistake or inconsistency in this Indenture;

(2) provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) comply with the provisions of Section 4.10, 4.11 or 5.01, including to provide for or evidence the release of any Guarantor in accordance with Section 10.07;

(4) evidence and provide for the acceptance of appointment by a successor Trustee;

(5) [reserved];

(6) make any change that would provide any additional rights or benefits to the Holders of the Notes of such series or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

(7) secure any series of Notes;

(8) provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture (and, for the avoidance of doubt, in the case of Additional Notes in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Additional Notes);

(9) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(10) conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” contained in the Offering Memorandum; and

(11) allow any Guarantor (including the Mylan Guarantors) to execute a supplemental indenture and/or Guarantee with respect to the Notes of any series.

Upon the written request of the Issuer accompanied by a board resolution of the Board of Directors authorizing the execution of any such supplemental indenture and upon receipt by the Trustee of the documents described in Section 8.05, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.02 With Consent of Holders.

(a) The Issuer, the Guarantors and the Trustee may modify or amend this Indenture as it applies to a series of Notes with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of such series affected by the modification or amendment (including consents obtained in connection with a tender offer or exchange offer for Notes of such series), and any past default or compliance with any provisions of this Indenture relating to a series of Notes may also be waived (except a default in the payment of principal, premium or interest and a default under clause (b) of this Section 8.02) with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series.

(b) However, no such modification or amendment may, without the consent of each Holder of Notes of a series affected thereby:

(1) extend the due date of the principal of, or any installment of principal of or interest on, the Notes of such series;

(2) reduce the principal amount of, or any premium or interest rate on, the Notes of such series;

(3) change the place or currency of payment of principal of, or any premium or interest on, the Notes of such series;

(4) reduce the amount payable upon the redemption of any Note of such series;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes of such series after the due date thereof; or

(6) reduce the percentage in principal amount of the then outstanding Notes of such series, the consent of whose Holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

(c) The Holders of a majority of the principal amount of then outstanding Notes of any series may waive future compliance with certain restrictive covenants of this Indenture applicable to such series of Notes. The Holders of at least a majority in principal amount of then outstanding Notes of a series may waive any past default under this Indenture with respect to such series, except a failure by the Issuer to pay the principal of, or any premium or interest on, any Notes of such series or a provision that cannot be modified or amended without the consent of the Holders of all outstanding Notes of such series.

(d) Notwithstanding anything to the contrary, any waiver or modification in accordance with Section 3.08(d), with the exception of the Special Mandatory Redemption Price, shall require the written consent of Holders of at least 66 2/3% in principal amount of that series of Notes outstanding. The Special Mandatory Redemption Price may not be waived or modified for any series of Notes without the written consent of each Holder of Notes of a series affected thereby.

(e) In determining whether the Holders of the required principal amount of a series of Notes have concurred in any direction, notice, waiver or consent, Notes owned by the Issuer, any Subsidiary of the Issuer, or by any Affiliate of the Issuer will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

(f) It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment that requires the consent of the Holders of the affected Notes becomes effective, the Issuer shall transmit to each registered Holder of the affected Notes at such Holder’s address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Notes, or any defect therein, shall not impair or affect the validity of the amendment.

Upon the written request of the Issuer accompanied by a board resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.05, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03 Revocation and Effect of Consents.

After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 8.04 Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05 Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article VIII if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.02, that such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE IX

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01 Satisfaction and Discharge of Liability on Notes; Defeasance.

(a) This Indenture will be discharged and will cease to be of further effect with respect to any series of Notes (except as to rights of registration of transfer or exchange of Notes and rights to receive principal of and premium, if any, and interest on such Notes) as to all outstanding Notes of such series issued hereunder when:

(1) either:

(A) all the Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(B) all Notes of such series not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or are to be called for redemption, within one year or (iii) have been called for redemption pursuant to the terms of this Indenture and, in any case, the Issuer or any Guarantor has deposited or caused to be deposited with the Paying Agent as trust funds, in trust solely for the benefit of the Holders of such Notes, cash in euro or German Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes of such series not theretofore delivered to the Trustee for cancellation,

(2) the Issuer or any Guarantor has paid all sums payable by it under this Indenture, and

(3) the Issuer has delivered irrevocable instructions to the Paying Agent to apply the deposited money toward the payment of the Notes of such series at maturity or on the Redemption Date, as the case may be.

In addition, the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

(b) Subject to clause (c) of this Section 9.01 and Section 9.02, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes of a series (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes of such series and the related Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Notes of such series and the related Guarantees, except as to:

(1) the rights of Holders of such series of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture;

(2) the Issuer’s obligations with respect to such series of Notes concerning issuing temporary Notes under Section 2.11, registration of Notes under Section 2.04, mutilated, destroyed, lost or stolen Notes under Section 2.08, and the maintenance of an office or agency for payment under Section 2.04 and money for security payments held in trust under Section 2.05;

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith; and

(4) the applicable provisions of this Article IX.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to (A) their respective obligations under Sections 4.03, 4.07 through 4.13 and Section 4.18 with respect to the outstanding Notes of a series and (B) the operation of Sections 6.01(5), (6), (7) or (8) (only as such clauses (7) or (8) apply to Significant Subsidiaries) (“Covenant Defeasance”) on and after the conditions in Section 9.02 with respect to Covenant Defeasance are satisfied, and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Notes. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

(c) If the Issuer exercises its Legal Defeasance option, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto.

(d) Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(e) Notwithstanding clauses (a) and (b) of this Section 9.01, the Issuer’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.06, 9.05 and 9.06 shall survive with respect to such series of Notes until such time as the Notes of such series have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 9.05 and 9.06 shall survive.

Section 9.02 Conditions to Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes of any series:

(a) the Issuer must irrevocably deposit with the Trustee or other agent, as trust funds, in trust solely for the benefit of the Holders of the Notes cash in euro or German Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of, premium, if any, and interest on the Notes of such series on the stated date for payment or on the Redemption Date of the principal or installment of principal of, premium, if any, or interest on such series of Notes;

(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, which opinion must be based either on a change in the applicable U.S. federal income tax laws or regulations occurring after the date of the Offering Memorandum, or the Issuer having received a ruling from, or published by, the Internal Revenue Service to that effect;

(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(d) no Default or Event of Default (other than a Default or Event of Default resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(e) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance; as the case may be, have been complied with.

Notwithstanding the foregoing provisions of this Section 9.02, the conditions set forth in the foregoing subsections (b), (c), (d) and (e) need not be satisfied so long as, at the time the Issuer makes the deposit described in subsection (a), (i) no Default under clauses (1), (2), (8) and (9) under Section 6.01 has occurred and is continuing on the date of such deposit and after giving effect thereto, and (ii) either (x) a notice of redemption has been transmitted providing for redemption of all the Notes of such series not more than 60 days after such transmission and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the Notes of such series will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Issuer shall be deemed to have exercised its Covenant Defeasance option.

If the funds deposited with the Trustee or other agent to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes of the applicable series when due, then the Issuer’s obligations and the obligations of Guarantors under this Indenture will be revived with respect to such series and no such defeasance will be deemed to have occurred.

Section 9.03 Deposited Money and German Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and German Government Obligations (including the proceeds thereof) deposited with the Trustee or other agent pursuant to Section 9.02(a) in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee or other agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee or other agent against any tax, fee or other charge imposed on or assessed against the German Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article IX to the contrary notwithstanding, the Trustee or other agent shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or German Government Obligations held by it as provided in Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or other agent, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.04 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or German Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or German Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or German Government Obligations in accordance with Section 9.01; provided that if the Issuer has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or German Government Obligations held by the Trustee or Paying Agent.

Section 9.05 Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Issuer upon a request of the Issuer, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.06 Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer upon a request of the Issuer, or if such moneys are then held by the Issuer in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer either transmit to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in London, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such transmission or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the release of any money held in trust by the Issuer, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE X

GUARANTEES

Section 10.01 Guarantee.

(a) Each Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(b) Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to the 2022 Notes, the 2024 Notes, the 2027 Notes or the 2032 Notes, as the case may be, except by complete performance of the obligations contained in such Notes, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

(d) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(e) To evidence its Guarantee, each Guarantor hereby agrees that a Notation of Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered to the Trustee and that this Indenture or a Supplemental Indenture to this Indenture will be executed on behalf of such Guarantor by one of its Officers. Each Guarantor hereby agrees that its Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a Notation of Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Notation of Guarantee set forth in this Indenture by the Guarantors. If an Officer whose signature is on this Indenture or on the Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Notation of Guarantee is endorsed, the Notation of Guarantee will be valid nevertheless.

(f) This Article X shall not apply to Pfizer or the Pfizer Guarantee.

Section 10.02 Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03 Limitation of Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article X, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 10.04 Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Section 10.05 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.06 Reinstatement.

Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 10.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

Section 10.07 Release of a Guarantor.

The Guarantee issued by Newco under this Indenture shall be automatically and unconditionally terminated and released, without any action on the part of the Trustee, any holder of the Notes or any other person, with respect to any series of Notes, if the Issuer exercises its Legal Defeasance option or its Covenant Defeasance option with respect to such series of Notes or if the Issuer’s obligations under the indenture are discharged with respect to such series of Notes in accordance with the terms of this Indenture.

Any Guarantee issued by any Guarantor (other than Newco) under this Indenture (which, for the avoidance of doubt, shall not include the Pfizer Guarantee) shall be automatically and unconditionally terminated and released, without any action on the part of the Trustee, any holder of the Notes or any other person, upon:

(1) a sale or disposition of such Guarantor in a transaction that complies with this Indenture such that such Guarantor ceases to be a Subsidiary of Newco;

(2) with respect to any series of Notes, if the Issuer exercises its Legal Defeasance option or its Covenant Defeasance option with respect to such series of Notes or if the Issuer’s obligations under this Indenture are discharged with respect to such series of Notes in accordance with the terms of this Indenture;

(3) such Guarantor no longer being an issuer or guarantor in respect of (i) Mylan Notes that have an aggregate principal amount in excess of $500.0 million or (ii) any Triggering Indebtedness, in each case, other than in respect of Indebtedness or Guarantees, as applicable, that are being concurrently released; or

(4) with respect to any series of Notes, upon receipt of the consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes of such series in accordance with Section 8.02.

Section 10.08 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Guarantee is knowingly made in contemplation of such benefits.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer or any Guarantor other than Pfizer, prior to the consummation of the Combination:

Upjohn Inc.

235 East 42nd Street

New York, NY 10017

Attn: Sanjeev Narula

Fax: (646) 441-5757

Email: Sanjeev.Narula@pfizer.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn: Michael S. Benn

Fax: (212) 403-2158

Email: msbenn@wlrk.com

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

If to the Issuer or any Guarantor other than Pfizer, from and after the consummation of the Combination:

Upjohn Inc. / Viatris

1000 Mylan Boulevard

Canonsburg, PA 15317

Attn: Sanjeev Narula and Thomas Salus

Fax: (724) 514-1871

Email: Sanjeev.Narula@pfizer.com and thomas.salus@mylan.com

With a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

If to the Trustee:

Mailing Address:

Citibank, N.A., London Branch

Citigroup Centre

Canada Square

London E14 5LB

United Kingdom

Attn: Agency & Trust

Fax: +44 203 0604796

Email: emea.at.debt@citi.com

If to the Paying Agent:

Mailing Address:

Citibank, N.A., London Branch

Citigroup Centre

Canada Square

London E14 5LB

United Kingdom

Attn: PPA Payments

Fax: +353 1 622 4030

Email: ppapayments@citi.com

Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions, provided that such reliance was in good faith. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and all the risk of interception and misuse by third parties.

Any notice or communication transmitted to a Holder shall be transmitted to him or her at his or her address shown on the register kept by the Registrar.

Failure to transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is transmitted in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

If the Issuer transmits a notice or communication to Holders, it will transmit a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the authentication and delivery of the Initial Notes), if so requested by the Trustee, the Issuer shall furnish to the Trustee:

(1) an Officer’s Certificate (which must include the statements set forth in Section 11.03) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which must include the statements set forth in Section 11.03) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.03 Statements Required in Certificate and Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, member, partner, officer, employee or equityholder of the Issuer, any Guarantor or any of their respective Subsidiaries will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Issuer in respect of the Notes). Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.06 Governing Law; Waiver of Jury Trial; Jurisdiction.

THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE RESIDING IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE ISSUER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS REFERRED TO IN SECTION 11.01. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE BROUGHT IN THE COURTS REFERRED TO ABOVE AND TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

Section 11.07 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.08 Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.07.

Section 11.09 Separability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.10 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 11.11 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.12 Benefits of Indenture.

Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 11.13 Appointment of Agent for Service.

The Issuer hereby irrevocably appoints Corporation Service Company, with offices at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, as its agent for service of process in any related proceeding and agrees that service of process in any such related proceeding may be made upon it at the office of such agent. The Issuer waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Issuer represents and warrants that such agent has agreed to act as its agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

Section 11.14 Electronic Delivery.

The parties acknowledge and agree that they may execute this Indenture, and any variation or amendment to the same, and all documents required to be delivered in connection with this Indenture, by electronic instrument. The parties agree that the electronic signatures appearing on this Indenture and on all documents required to be delivered in connection with this Indenture shall have the same effect as handwritten signatures and the use of an electronic signature on this Indenture and on all documents required to be delivered in connection with the Indenture shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Indenture and on all documents required to be delivered in connection with the Indenture, and evidencing the parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

UPJOHN FINANCE B.V.

By:	/s/ Martin Westra
Name: Martin Westra
Title: Director

UPJOHN INC., as guarantor

By:	/s/ Sanjeev Narula
Name: Sanjeev Narula
Title: Chief Financial Officer, Controller and Treasurer

CITIBANK, N.A., LONDON BRANCH, as Trustee

By:	/s/ Viola Japaul
Name: Viola Japaul
Title: Director

[Signature Page to Indenture]

EXHIBIT A-1

ISIN / Common Code No.

UPJOHN FINANCE B.V.

No.	€

0.816% SENIOR NOTE DUE 2022

Upjohn Finance B.V. (the “Issuer”), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, for value received, promises to pay to the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the “Register”) the aggregate principal amount shown on the Register as being represented by the Notes, on June 23, 2022. This certifies that the person whose name is entered in the Register is the duly registered holder of Notes in the aggregate principal amount of €             , as such amount may be increased or decreased as indicated and endorsed on the schedule of increases or decreases attached to this Note and reflected on the Register.

Interest Payment Dates: June 23. Record Dates: The Monday, Tuesday, Wednesday, Thursday or Friday which is not December 25 or January 1 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-1 - 1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

UPJOHN FINANCE B.V.

By:
Name:
Title:

A-1 - 2

Certificate of Authentication

This is one of the 0.816% Senior Notes due 2022 referred to in the within-mentioned Indenture.

CITIBANK, N.A., LONDON BRANCH, as Trustee and as Paying Agent

By:
Authorized Signatory

Dated:

A-1 - 3

EFFECTUATED for and on behalf of CLEARSTREAM BANKING S.A., as Common Safekeeper, without recourse, warranty or liability

By:

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[FORM OF REVERSE OF NOTE]

UPJOHN FINANCE B.V.

0.816% SENIOR NOTE DUE 2022

(1) Interest. Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, as issuer (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 0.816% per annum. Interest on the 0.816% Senior Notes due 2022 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 23, 2020 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 23, commencing on June 23, 2021. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or June 23, 2020, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

(2) Method of Payment. The Issuer will pay interest to those persons who were holders of record at the close of business on the Monday, Tuesday, Wednesday, Thursday or Friday which is not December 25 or January 1 immediately preceding each Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If any interest payment date for the Notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest shall accrue because of such delayed payment.

(3) Paying Agent, Registrar and Common Service Provider. Initially, Citibank, N.A., London Branch (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar. Initially, Citibank Europe plc will act as Common Service Provider.

(4) Indenture. The Issuer issued the Notes under an Indenture dated as of June 23, 2020 (the “Indenture”) among the Issuer, Upjohn Inc., a Delaware corporation, as guarantor, and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

(5) Optional Redemption. At any time and from time to time, the Issuer may redeem some or all of the Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

(a) 100% of the aggregate principal amount of the Notes being redeemed, and

(b) the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Maturity Date, not including accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association) at the Bund Rate plus 25 basis points, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

A-1 - 5

If the Redemption Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer.

(6) Redemption Procedures. If the Issuer elects to redeem less than all of the Notes at any time, in the case of Notes issued in definitive form, the Trustee will select Notes by lot on a pro rata basis (or, in the case of Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper)) unless an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements. The Issuer will redeem Notes of €100,000 or less in whole and not in part. For all purposes of the Indenture, unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(7) Notice of Redemption. Notices of redemption pursuant to Section 5 of this Note shall be provided in accordance with Section 3.03 of the Indenture.

(8) Special Mandatory Redemption. Prior to the consummation of the Contribution, the Distribution and the Combination, the Notes will be subject to the Special Mandatory Redemption provisions set forth in Section 3.08 of the Indenture.

(9) Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture.

(10) Persons Deemed Owners. The ICSDs or the Common Safekeeper may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

(11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request or, if such money is then held by the Issuer in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

(12) Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors and the Trustee may modify or amend the Indenture without the consent of any Holder to, among other things, cure any ambiguity, defect, mistake or inconsistency in the Indenture or make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under the Indenture of the Holder. Except as otherwise provided in the Indenture, other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.

(13) Purchase of Notes Upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that Newco or the Issuer purchase all or any part (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, Newco or the Issuer will offer to purchase all of the Notes at a purchase price in cash in an amount equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”). If the Change of Control Purchase Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to purchase by Newco or the Issuer.

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(14) Successor Entity. When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor entity will, except as provided in Article V, be released from those obligations.

(15) Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to Newco or the Issuer) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable the principal amount of all of the Notes then outstanding, plus accrued and unpaid interest thereon, if any, to the date of acceleration. If an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to Newco or the Issuer shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

(16) Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Affiliate thereof with the same rights it would have if it were not Trustee.

(17) No Recourse Against Others. No past, present or future director, member, partner, officer, employee or equityholder of the Issuer, any Guarantor or any of their respective Subsidiaries will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Issuer in respect of the Notes). Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(18) Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of cash in euro or German Government Obligations sufficient to pay when due principal of and interest on the Notes at maturity or redemption, as the case may be.

(19) Guarantees. The Issuer’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture or the Guarantee Agreement, as applicable, by each of the Guarantors.

(20) Authentication. This Note shall not be valid until the Trustee manually or electronically signs the certificate of authentication on this Note (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, until such Global Note is effectuated by the Common Safekeeper by a manual signature of an authorized signatory thereof).

(21) Effectuation. This Note shall not be valid for any purposes until it has been effectuated for or on behalf of the Common Safekeeper.

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(22) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(23) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Prior to the consummation of the Combination:

Upjohn Inc.

235 East 42nd Street

New York, NY 10017

Attn: Sanjeev Narula

Fax: (646) 441-5757

Email: Sanjeev.Narula@pfizer.com

With a copy (which shall not constitute a request) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn: Michael S. Benn

Fax: (212) 403-2158

Email: msbenn@wlrk.com

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

From and after the consummation of the Combination:

Upjohn Finance B.V.

c/o Upjohn Inc. / Viatris

1000 Mylan Boulevard

Canonsburg, PA 15317

Attn: Sanjeev Narula and Thomas Salus

Fax: (724) 514-1871

Email: Sanjeev.Narula@pfizer.com and thomas.salus@mylan.com

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With a copy (which shall not constitute a request) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

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ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:                                                                                                           Your Signature:

(Sign exactly as your name

appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to € principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Distribution Compliance Period referred to in Regulation S under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Issuer; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(5)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:	Signature of Signature Guarantee

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

☐ Change of Control

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the principal amount (in denominations of €100,000 and integral multiples of €1,000 in excess thereof):

€

Date:	Your Signature:	(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Common Service Provider to the ICSDs

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EXHIBIT A-2

ISIN / Common Code No.

UPJOHN FINANCE B.V.

No.	€

1.023% SENIOR NOTE DUE 2024

Upjohn Finance B.V. (the “Issuer”), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, for value received, promises to pay to the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the “Register”) the aggregate principal amount shown on the Register as being represented by the Notes, on June 23, 2024. This certifies that the person whose name is entered in the Register is the duly registered holder of Notes in the aggregate principal amount of €             , as such amount may be increased or decreased as indicated and endorsed on the schedule of increases or decreases attached to this Note and reflected on the Register.

Interest Payment Dates: June 23. Record Dates: The Monday, Tuesday, Wednesday, Thursday or Friday which is not December 25 or January 1 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

UPJOHN FINANCE B.V.

By:
Name:
Title:

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Certificate of Authentication

This is one of the 1.023% Senior Notes due 2024 referred to in the within-mentioned Indenture.

CITIBANK, N.A., LONDON BRANCH, as Trustee and as Paying Agent

By:
Authorized Signatory

Dated:

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EFFECTUATED for and on behalf of CLEARSTREAM BANKING S.A., as Common Safekeeper, without recourse, warranty or liability

By:

A-2 - 4

[FORM OF REVERSE OF NOTE]

UPJOHN FINANCE B.V.

1.023% SENIOR NOTE DUE 2024

(1) Interest. Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, as issuer (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 1.023% per annum. Interest on the 1.023% Senior Notes due 2024 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 23, 2020 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 23, commencing on June 23, 2021. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or June 23, 2020, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

(2) Method of Payment. The Issuer will pay interest to those persons who were holders of record at the close of business on the Monday, Tuesday, Wednesday, Thursday or Friday which is not December 25 or January 1 immediately preceding each Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If any interest payment date for the Notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest shall accrue because of such delayed payment.

(3) Paying Agent, Registrar and Common Service Provider. Initially, Citibank, N.A., London Branch (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar. Initially, Citibank Europe plc will act as Common Service Provider.

(4) Indenture. The Issuer issued the Notes under an Indenture dated as of June 23, 2020 (the “Indenture”) among the Issuer, Upjohn Inc., a Delaware corporation, as guarantor, and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

(5) Optional Redemption. At any time and from time to time prior to the Applicable Par Call Date, the Issuer may redeem some or all of the Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

(a) 100% of the aggregate principal amount of the Notes being redeemed, and

(b) the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Applicable Par Call Date, not including accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association) at the Bund Rate plus 25 basis points, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

A-2 - 5

On or after the Applicable Par Call Date, the Notes will be redeemable in whole at any time or in part, from time to time, at the option of the Issuer, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If the Redemption Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer.

(6) Redemption Procedures. If the Issuer elects to redeem less than all of the Notes at any time, in the case of Notes issued in definitive form, the Trustee will select Notes by lot on a pro rata basis (or, in the case of Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper)) unless an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements. The Issuer will redeem Notes of €100,000 or less in whole and not in part. For all purposes of the Indenture, unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(7) Notice of Redemption. Notices of redemption pursuant to Section 5 of this Note shall be provided in accordance with Section 3.03 of the Indenture.

(8) Special Mandatory Redemption. Prior to the consummation of the Contribution, the Distribution and the Combination, the Notes will be subject to the Special Mandatory Redemption provisions set forth in Section 3.08 of the Indenture.

(9) Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture.

(10) Persons Deemed Owners. The ICSDs or the Common Safekeeper may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

(11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request or, if such money is then held by the Issuer in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

(12) Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors and the Trustee may modify or amend the Indenture without the consent of any Holder to, among other things, cure any ambiguity, defect, mistake or inconsistency in the Indenture or make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under the Indenture of the Holder. Except as otherwise provided in the Indenture, other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.

(13) Purchase of Notes Upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that Newco or the Issuer purchase all or any part (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of

A-2 - 6

such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, Newco or the Issuer will offer to purchase all of the Notes at a purchase price in cash in an amount equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”). If the Change of Control Purchase Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to purchase by Newco or the Issuer.

(14) Successor Entity. When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor entity will, except as provided in Article V, be released from those obligations.

(15) Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to Newco or the Issuer) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable the principal amount of all of the Notes then outstanding, plus accrued and unpaid interest thereon, if any, to the date of acceleration. If an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to Newco or the Issuer shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

(16) Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Affiliate thereof with the same rights it would have if it were not Trustee.

(17) No Recourse Against Others. No past, present or future director, member, partner, officer, employee or equityholder of the Issuer, any Guarantor or any of their respective Subsidiaries will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Issuer in respect of the Notes). Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(18) Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of cash in euro or German Government Obligations sufficient to pay when due principal of and interest on the Notes at maturity or redemption, as the case may be.

(19) Guarantees. The Issuer’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture or the Guarantee Agreement, as applicable, by each of the Guarantors.

A-2 - 7

(20) Authentication. This Note shall not be valid until the Trustee manually or electronically signs the certificate of authentication on this Note (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, until such Global Note is effectuated by the Common Safekeeper by a manual signature of an authorized signatory thereof).

(21) Effectuation. This Note shall not be valid for any purposes until it has been effectuated for or on behalf of the Common Safekeeper.

(22) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(23) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Prior to the consummation of the Combination:

Upjohn Inc.

235 East 42nd Street

New York, NY 10017

Attn: Sanjeev Narula

Fax: (646) 441-5757

Email: Sanjeev.Narula@pfizer.com

With a copy (which shall not constitute a request) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn: Michael S. Benn

Fax: (212) 403-2158

Email: msbenn@wlrk.com

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

From and after the consummation of the Combination:

Upjohn Finance B.V.

c/o Upjohn Inc. / Viatris

1000 Mylan Boulevard

Canonsburg, PA 15317

Attn: Sanjeev Narula and Thomas Salus

Fax: (724) 514-1871

Email: Sanjeev.Narula@pfizer.com and thomas.salus@mylan.com

A-2 - 8

With a copy (which shall not constitute a request) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

A-2 - 9

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2 - 10

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to € principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Distribution Compliance Period referred to in Regulation S under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Issuer; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(5)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:	Signature of Signature Guarantee

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

☐ Change of Control

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the principal amount (in denominations of €100,000 and integral multiples of €1,000 in excess thereof):

€

Date:	Your Signature:	(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Common Service Provider to the ICSDs

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EXHIBIT A-3

ISIN / Common Code No.

UPJOHN FINANCE B.V.

No.	€

1.362% SENIOR NOTE DUE 2027

Upjohn Finance B.V. (the “Issuer”), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, for value received, promises to pay to the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the “Register”) the aggregate principal amount shown on the Register as being represented by the Notes, on June 23, 2027. This certifies that the person whose name is entered in the Register is the duly registered holder of Notes in the aggregate principal amount of €             , as such amount may be increased or decreased as indicated and endorsed on the schedule of increases or decreases attached to this Note and reflected on the Register.

Interest Payment Dates: June 23. Record Dates: The Monday, Tuesday, Wednesday, Thursday or Friday which is not December 25 or January 1 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

UPJOHN FINANCE B.V.

By:
Name:
Title:

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Certificate of Authentication

This is one of the 1.362% Senior Notes due 2027 referred to in the within-mentioned Indenture.

CITIBANK, N.A., LONDON BRANCH, as Trustee and as Paying Agent

By:
Authorized Signatory

Dated:

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EFFECTUATED for and on behalf of CLEARSTREAM BANKING S.A., as Common Safekeeper, without recourse, warranty or liability

By:

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[FORM OF REVERSE OF NOTE]

UPJOHN FINANCE B.V.

1.362% SENIOR NOTE DUE 2027

(1) Interest. Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, as issuer (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 1.362% per annum. Interest on the 1.362% Senior Notes due 2027 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 23, 2020 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 23, commencing on June 23, 2021. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or June 23, 2020, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

(2) Method of Payment. The Issuer will pay interest to those persons who were holders of record at the close of business on the Monday, Tuesday, Wednesday, Thursday or Friday which is not December 25 or January 1 immediately preceding each Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If any interest payment date for the Notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest shall accrue because of such delayed payment.

(3) Paying Agent, Registrar and Common Service Provider. Initially, Citibank, N.A., London Branch (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar. Initially, Citibank Europe plc will act as Common Service Provider.

(4) Indenture. The Issuer issued the Notes under an Indenture dated as of June 23, 2020 (the “Indenture”) among the Issuer, Upjohn Inc., a Delaware corporation, as guarantor, and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

(5) Optional Redemption. At any time and from time to time prior to the Applicable Par Call Date, the Issuer may redeem some or all of the Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

(a) 100% of the aggregate principal amount of the Notes being redeemed, and

(b) the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Applicable Par Call Date, not including accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association) at the Bund Rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

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On or after the Applicable Par Call Date, the Notes will be redeemable in whole at any time or in part, from time to time, at the option of the Issuer, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If the Redemption Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer.

(6) Redemption Procedures. If the Issuer elects to redeem less than all of the Notes at any time, in the case of Notes issued in definitive form, the Trustee will select Notes by lot on a pro rata basis (or, in the case of Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper)) unless an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements. The Issuer will redeem Notes of €100,000 or less in whole and not in part. For all purposes of the Indenture, unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(7) Notice of Redemption. Notices of redemption pursuant to Section 5 of this Note shall be provided in accordance with Section 3.03 of the Indenture.

(8) Special Mandatory Redemption. Prior to the consummation of the Contribution, the Distribution and the Combination, the Notes will be subject to the Special Mandatory Redemption provisions set forth in Section 3.08 of the Indenture.

(9) Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture.

(10) Persons Deemed Owners. The ICSDs or the Common Safekeeper may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

(11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request or, if such money is then held by the Issuer in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

(12) Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors and the Trustee may modify or amend the Indenture without the consent of any Holder to, among other things, cure any ambiguity, defect, mistake or inconsistency in the Indenture or make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under the Indenture of the Holder. Except as otherwise provided in the Indenture, other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.

(13) Purchase of Notes Upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that Newco or the Issuer purchase all or any part (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of

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such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, Newco or the Issuer will offer to purchase all of the Notes at a purchase price in cash in an amount equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”). If the Change of Control Purchase Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to purchase by Newco or the Issuer.

(14) Successor Entity. When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor entity will, except as provided in Article V, be released from those obligations.

(15) Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to Newco or the Issuer) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable the principal amount of all of the Notes then outstanding, plus accrued and unpaid interest thereon, if any, to the date of acceleration. If an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to Newco or the Issuer shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

(16) Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Affiliate thereof with the same rights it would have if it were not Trustee.

(17) No Recourse Against Others. No past, present or future director, member, partner, officer, employee or equityholder of the Issuer, any Guarantor or any of their respective Subsidiaries will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Issuer in respect of the Notes). Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(18) Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of cash in euro or German Government Obligations sufficient to pay when due principal of and interest on the Notes at maturity or redemption, as the case may be.

(19) Guarantees. The Issuer’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture or the Guarantee Agreement, as applicable, by each of the Guarantors.

(20) Authentication. This Note shall not be valid until the Trustee manually or electronically signs the certificate of authentication on this Note (and, in the case of a Note issued in the form of a Global Note

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under the New Safekeeping Structure, until such Global Note is effectuated by the Common Safekeeper by a manual signature of an authorized signatory thereof).

(21) Effectuation. This Note shall not be valid for any purposes until it has been effectuated for or on behalf of the Common Safekeeper.

(22) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(23) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Prior to the consummation of the Combination:

Upjohn Inc.

235 East 42nd Street

New York, NY 10017

Attn: Sanjeev Narula

Fax: (646) 441-5757

Email: Sanjeev.Narula@pfizer.com

With a copy (which shall not constitute a request) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn: Michael S. Benn

Fax: (212) 403-2158

Email: msbenn@wlrk.com

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

From and after the consummation of the Combination:

Upjohn Finance B.V.

c/o Upjohn Inc. / Viatris

1000 Mylan Boulevard

Canonsburg, PA 15317

Attn: Sanjeev Narula and Thomas Salus

Fax: (724) 514-1871

Email: Sanjeev.Narula@pfizer.com and thomas.salus@mylan.com

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With a copy (which shall not constitute a request) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

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ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to € principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Distribution Compliance Period referred to in Regulation S under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Issuer; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(5)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:	Signature of Signature Guarantee

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

☐ Change of Control

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the principal amount (in denominations of €100,000 and integral multiples of €1,000 in excess thereof):

€

Date:	Your Signature:	(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Common Service Provider to the ICSDs

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EXHIBIT A-4

ISIN / Common Code No.

UPJOHN FINANCE B.V.

No.	€

1.908% SENIOR NOTE DUE 2032

Upjohn Finance B.V. (the “Issuer”), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, for value received, promises to pay to the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the “Register”) the aggregate principal amount shown on the Register as being represented by the Notes, on June 23, 2032. This certifies that the person whose name is entered in the Register is the duly registered holder of Notes in the aggregate principal amount of € , as such amount may be increased or decreased as indicated and endorsed on the schedule of increases or decreases attached to this Note and reflected on the Register.

Interest Payment Dates: June 23. Record Dates: The Monday, Tuesday, Wednesday, Thursday or Friday which is not December 25 or January 1 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

UPJOHN FINANCE B.V.

By:
Name:
Title:

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Certificate of Authentication

This is one of the 1.908% Senior Notes due 2032 referred to in the within-mentioned Indenture.

CITIBANK, N.A., LONDON BRANCH, as Trustee and as Paying Agent

By:
Authorized Signatory

Dated:

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EFFECTUATED for and on behalf of CLEARSTREAM BANKING S.A., as Common Safekeeper, without recourse, warranty or liability

By:

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[FORM OF REVERSE OF NOTE]

UPJOHN FINANCE B.V.

1.908% SENIOR NOTE DUE 2032

(1) Interest. Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, as issuer (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 1.908% per annum. Interest on the 1.908% Senior Notes due 2032 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 23, 2020 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 23, commencing on June 23, 2021. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or June 23, 2020, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

(2) Method of Payment. The Issuer will pay interest to those persons who were holders of record at the close of business on the Monday, Tuesday, Wednesday, Thursday or Friday which is not December 25 or January 1 immediately preceding each Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If any interest payment date for the Notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest shall accrue because of such delayed payment.

(3) Paying Agent, Registrar and Common Service Provider. Initially, Citibank, N.A., London Branch (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar. Initially, Citibank Europe plc will act as Common Service Provider.

(4) Indenture. The Issuer issued the Notes under an Indenture dated as of June 23, 2020 (the “Indenture”) among the Issuer, Upjohn Inc., a Delaware corporation, as guarantor, and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

(5) Optional Redemption. At any time and from time to time prior to the Applicable Par Call Date, the Issuer may redeem some or all of the Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

(a) 100% of the aggregate principal amount of the Notes being redeemed, and

(b) the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Applicable Par Call Date, not including accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association) at the Bund Rate plus 35 basis points, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

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On or after the Applicable Par Call Date, the Notes will be redeemable in whole at any time or in part, from time to time, at the option of the Issuer, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If the Redemption Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to redemption by the Issuer.

(6) Redemption Procedures. If the Issuer elects to redeem less than all of the Notes at any time, in the case of Notes issued in definitive form, the Trustee will select Notes by lot on a pro rata basis (or, in the case of Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper)) unless an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements. The Issuer will redeem Notes of €100,000 or less in whole and not in part. For all purposes of the Indenture, unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(7) Notice of Redemption. Notices of redemption pursuant to Section 5 of this Note shall be provided in accordance with Section 3.03 of the Indenture.

(8) Special Mandatory Redemption. Prior to the consummation of the Contribution, the Distribution and the Combination, the Notes will be subject to the Special Mandatory Redemption provisions set forth in Section 3.08 of the Indenture.

(9) Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture.

(10) Persons Deemed Owners. The ICSDs or the Common Safekeeper may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

(11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request or, if such money is then held by the Issuer in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

(12) Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors and the Trustee may modify or amend the Indenture without the consent of any Holder to, among other things, cure any ambiguity, defect, mistake or inconsistency in the Indenture or make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under the Indenture of the Holder. Except as otherwise provided in the Indenture, other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.

(13) Purchase of Notes Upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that Newco or the Issuer purchase all or any part (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of

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such Holder’s Notes pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, Newco or the Issuer will offer to purchase all of the Notes at a purchase price in cash in an amount equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”). If the Change of Control Purchase Date, however, is on or after a regular record date and on or before the related Interest Payment Date, the accrued and unpaid interest thereon, if any, will be paid to the Holder in whose name the Note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose Notes are subject to purchase by Newco or the Issuer.

(14) Successor Entity. When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor entity will, except as provided in Article V, be released from those obligations.

(15) Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to Newco or the Issuer) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable the principal amount of all of the Notes then outstanding, plus accrued and unpaid interest thereon, if any, to the date of acceleration. If an Event of Default specified in Sections 6.01(8) and 6.01(9) of the Indenture with respect to Newco or the Issuer shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

(16) Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Affiliate thereof with the same rights it would have if it were not Trustee.

(17) No Recourse Against Others. No past, present or future director, member, partner, officer, employee or equityholder of the Issuer, any Guarantor or any of their respective Subsidiaries will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Issuer in respect of the Notes). Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(18) Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of cash in euro or German Government Obligations sufficient to pay when due principal of and interest on the Notes at maturity or redemption, as the case may be.

(19) Guarantees. The Issuer’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture or the Guarantee Agreement, as applicable, by each of the Guarantors.

A-4 - 7

(20) Authentication. This Note shall not be valid until the Trustee manually or electronically signs the certificate of authentication on this Note (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, until such Global Note is effectuated by the Common Safekeeper by a manual signature of an authorized signatory thereof).

(21) Effectuation. This Note shall not be valid for any purposes until it has been effectuated for or on behalf of the Common Safekeeper.

(22) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(23) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Prior to the consummation of the Combination:

Upjohn Inc.

235 East 42nd Street

New York, NY 10017

Attn: Sanjeev Narula

Fax: (646) 441-5757

Email: Sanjeev.Narula@pfizer.com

With a copy (which shall not constitute a request) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn: Michael S. Benn

Fax: (212) 403-2158

Email: msbenn@wlrk.com

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

From and after the consummation of the Combination:

Upjohn Finance B.V.

c/o Upjohn Inc. / Viatris

1000 Mylan Boulevard

Canonsburg, PA 15317

Attn: Sanjeev Narula and Thomas Salus

Fax: (724) 514-1871

Email: Sanjeev.Narula@pfizer.com and thomas.salus@mylan.com

A-4 - 8

With a copy (which shall not constitute a request) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attn: Johnny G. Skumpija

Fax: (212) 474-3700

Email: jskumpija@cravath.com

A-4 - 9

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:                                                                                                               Your Signature:

(Sign exactly as your name

appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-4 - 10

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to € principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Distribution Compliance Period referred to in Regulation S under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Issuer; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(5)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

                                         Signature must be guaranteed by a participant in a

                                         recognized signature guaranty medallion program or

                                         other signature guarantor acceptable to the Trustee

Date:

Signature of Signature Guarantee

A-4 - 11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

☐         Change of Control

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the principal amount (in denominations of €100,000 and integral multiples of €1,000 in excess thereof):

€

Date:                                                                                                                   Your Signature:

(Sign exactly as your name

appears on the other side of the Note)

Signature Guarantee:

                                    Signature must be guaranteed by a participant

                                    in a recognized signature guaranty medallion

                                    program or other signature guarantor acceptable

                                    to the Trustee

A-4 - 12

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Common Service Provider to the ICSDs

A-4 - 13

EXHIBIT B

[FORM OF LEGEND FOR REGULATION S NOTE]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO UPJOHN INC., THE ISSUER OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO UPJOHN INC.’S, THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT UNDER ERISA OR ANY SIMILAR LAW OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.”

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐ (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 903 or Rule 904 under the Securities Act of 1933, as amended.

or

☐ (b) This Note is being transferred other than in accordance with clause (a) above and documents are being furnished to the Registrar which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.07, 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                                                                                                               Your Signature:

(Sign exactly as your name

appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any

Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Date:	NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Transfer Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE COMMON SAFEKEEPER (AS SUCH TERM IS DEFINED IN THE INDENTURE) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK SA/NV (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, THE “ICSDS”). THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE NOMINEES OF THE COMMON SAFEKEEPER OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON SAFEKEEPER OR THE NOMINEE THEREOF TO THE NOMINEES OF THE COMMON SAFEKEEPER OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON SAFEKEEPER OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER (AND ANY PAYMENT IS MADE TO THE COMMON SAFEKEEPER OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF OR THE COMMON SAFEKEEPER, HAS AN INTEREST HEREIN.

C - 1

EXHIBIT D

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

Citibank, N.A., London Branch

Attention: Corporate Trust Division - Corporate Finance Unit

Re:

Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, as issuer (the “Issuer”), 0.816% Senior Notes due 2022 / 1.023% Senior Notes due 2024 / 1.362% Senior Notes due 2027 / 1.908% Senior Notes due 2032 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of €[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:

D - 1

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

Each of the undersigned (collectively, the “Guarantors”) have guaranteed, jointly and severally, fully and unconditionally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No past, present or future director, member, partner, officer, employee or equityholder of the Guarantors will have any liability for any of the Guarantor’s obligations under the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Issuer in respect of the Notes). Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Guarantees.

Each holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[GUARANTORS]

By:
Name:
Title:

E - 1

EXHIBIT F

[FORM OF MYLAN GUARANTORS SUPPLEMENTAL INDENTURE]

MYLAN GUARANTORS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [     ], among [MYLAN GUARANTOR] (the “Guaranteeing Subsidiary”), a subsidiary of Upjohn Inc., a Delaware corporation, Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands (the “Issuer”) and Citibank, N.A., London Branch, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 23, 2020 providing for the issuance of 0.816% Senior Notes due 2022, 1.023% Senior Notes due 2024, 1.362% Senior Notes due 2027 and 1.908% Senior Notes due 2032 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each of the Mylan Guarantors shall execute and deliver to the Trustee one or more supplemental indentures pursuant to which the Mylan Guarantors shall unconditionally guarantee the Issuer’s Indenture Obligations on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article X thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, member, partner, officer, employee or equityholder of the Issuer or any of the Guarantors will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes, the Indenture, the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Company in respect of the Notes). Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

8. [APPOINTMENT OF AGENT FOR SERVICE. [ ] hereby irrevocably appoints [Corporation Service Company], with offices at [1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401], as its agent for service of process in any related proceeding and agrees that service of process in any such related proceeding may be made upon it at the office of such agent. [ ] waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. [ ] represents and warrants that such agent has agreed to act as its agent for service of process, and [ ] agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.]1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[UPJOHN FINANCE B.V.]

By:
Name:
Title:

[EXISTING GUARANTORS]

[1]

If applicable, to be included with respect to any Guaranteeing Subsidiary that is not a corporation, partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Authorized Signatory

EXHIBIT G

[FORM OF ADDITIONAL GUARANTORS SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ], among [ ] (the “Guaranteeing Subsidiary”), a subsidiary of Upjohn Inc., a Delaware corporation, Upjohn Finance B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands (the “Issuer”) and Citibank, N.A., London Branch, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 23, 2020 providing for the issuance of 0.816% Senior Notes due 2022, 1.023% Senior Notes due 2024, 1.362% Senior Notes due 2027 and 1.908% Senior Notes due 2032 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee the Issuer’s Indenture Obligations on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article X thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, member, partner, officer, employee or equityholder of the Issuer or any of the Guarantors will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes, the Indenture, the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Company in respect of the Notes). Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

8. [APPOINTMENT OF AGENT FOR SERVICE. [ ] hereby irrevocably appoints [Corporation Service Company], with offices at [1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401], as its agent for service of process in any related proceeding and agrees that service of process in any such related proceeding may be made upon it at the office of such agent. [ ] waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. [ ] represents and warrants that such agent has agreed to act as its agent for service of process, and [ ] agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.]2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[UPJOHN FINANCE B.V.]

By:
Name:
Title:

[EXISTING GUARANTORS]

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If applicable, to be included with respect to any Guaranteeing Subsidiary that is not a corporation, partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

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By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Authorized Signatory

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